                                                                     Exhibit 4.1

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                       Nuevo Grupo Iusacell, S.A. de C.V.

                          14 1/4% Senior Notes due 2006




              -----------------------------------------------------


                                    INDENTURE

                          Dated as of December 16, 1999

              -----------------------------------------------------




                              THE BANK OF NEW YORK,

                                     Trustee


================================================================================

                                TABLE OF CONTENTS


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
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.....................................................................    1
SECTION 1.02.  Other Definitions...............................................................   36
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act...............................   37
SECTION 1.04.  Rules of Construction...........................................................   37
SECTION 1.05.  GAAP; Dollar Equivalents........................................................   38

ARTICLE 2 THE SECURITIES

SECTION 2.01.  Form and Dating.................................................................   38
SECTION 2.02.  Execution and Authentication....................................................   40
SECTION 2.03.  Registrar and Paying Agent......................................................   41
SECTION 2.04.  Paying Agent to Hold Money in Trust.............................................   41
SECTION 2.05.  Securityholder Lists............................................................   42
SECTION 2.06.  Transfer and Exchange...........................................................   42
SECTION 2.07.  Replacement Securities..........................................................   43
SECTION 2.08.  Outstanding Securities..........................................................   44
SECTION 2.09.  Temporary Securities............................................................   44
SECTION 2.10.  Cancellation....................................................................   44
SECTION 2.11.  Defaulted Interest..............................................................   45
SECTION 2.12.  CUSIP Numbers...................................................................   45
SECTION 2.13.  Book-entry Provisions for Global Securities.....................................   45
SECTION 2.14.  Special Transfer Provisions.....................................................   46

ARTICLE 3 REDEMPTION

SECTION 3.01.  Notices to Trustee..............................................................   49
SECTION 3.02.  Selection of Securities to Be Redeemed..........................................   49
SECTION 3.03.  Notice of Redemption............................................................   49
SECTION 3.04.  Effect of Notice of Redemption..................................................   50
SECTION 3.05.  Deposit of Redemption Price.....................................................   50
SECTION 3.06.  Securities Redeemed in Part.....................................................   51
SECTION 3.07.  Optional Redemption.............................................................   51
SECTION 3.08.  Redemption for Tax Reasons......................................................   51

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
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ARTICLE 4 COVENANTS

SECTION 4.01. Payment of Securities............................................................   52
SECTION 4.02. Provision of Financial Information...............................................   53
SECTION 4.03. Limitation on Indebtedness.......................................................   54
SECTION 4.04. Limitation on Issuances of Guarantees of Indebtedness by
         Subsidiaries..........................................................................   58
SECTION 4.05. Limitation on Restricted Payments................................................   59
SECTION 4.06. Limitation on Restrictions on Distributions from Restricted
         Subsidiaries..........................................................................   63
SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock...............................   65
SECTION 4.08. Limitation on Transactions with Affiliates.......................................   68
SECTION 4.09. Change of Control................................................................   71
SECTION 4.10. Compliance Certificate...........................................................   75
SECTION 4.11. Further Instruments and Acts.....................................................   75
SECTION 4.12 Limitation on the Sale or Issuance of Capital Stock of
         Restricted Subsidiaries...............................................................   76
SECTION 4.13. Limitation on Liens..............................................................   76
SECTION 4.14. Limitation on Sale/Leaseback Transactions........................................   77
SECTION 4.15. Limitation on Lines of Business..................................................   77
SECTION 4.16. Additional Amounts...............................................................   77

ARTICLE 5 SUCCESSOR COMPANY; SUCCESSOR TO BAC

SECTION 5.01. When Company May Merge or Transfer Assets........................................   78
SECTION 5.02. When BAC May Merge or Transfer Assets............................................   79

ARTICLE 6 DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default................................................................   80
SECTION 6.02. Acceleration.....................................................................   83
SECTION 6.03. Other Remedies...................................................................   83
SECTION 6.04. Waiver of Past Defaults..........................................................   84
SECTION 6.05. Control by Majority..............................................................   84
SECTION 6.06. Limitation on Suits..............................................................   84
SECTION 6.07. Rights of Holders to Receive Payment.............................................   85
SECTION 6.08. Collection Suit by Trustee.......................................................   85
SECTION 6.09. Trustee May File Proofs of Claim.................................................   85
SECTION 6.10. Priorities.......................................................................   85
SECTION 6.11. Undertaking for Costs............................................................   86



                                       ii
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
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SECTION 6.12. Waiver of Stay or Extension Laws.................................................   86

ARTICLE 7 TRUSTEE

SECTION 7.01. Duties of Trustee................................................................   86
SECTION 7.02. Rights of Trustee................................................................   88
SECTION 7.03. Individual Rights of Trustee.....................................................   89
SECTION 7.04. Trustee's Disclaimer.............................................................   89
SECTION 7.05. Notice of Defaults...............................................................   89
SECTION 7.06. Reports by Trustee to Holders....................................................   90
SECTION 7.07. Compensation and Indemnity.......................................................   90
SECTION 7.08. Replacement of Trustee...........................................................   91
SECTION 7.09. Successor Trustee by Merger......................................................   92
SECTION 7.10. Eligibility; Disqualification....................................................   93
SECTION 7.11. Preferential Collection of Claims Against Company................................   93
SECTION 7.12.  Appointment of Co-Trustee.......................................................   93

ARTICLE 8 DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance.................................   95
SECTION 8.02. Conditions to Defeasance.........................................................   96
SECTION 8.03. Application of Trust Money.......................................................   97
SECTION 8.04. Repayment to Company.............................................................   97
SECTION 8.05. Indemnity for Government Obligations.............................................   98
SECTION 8.06. Reinstatement....................................................................   98

ARTICLE 9 AMENDMENTS

SECTION 9.01. Without Consent of Holders.......................................................   98
SECTION 9.02. With Consent of Holders..........................................................   99
SECTION 9.03. Compliance with Trust Indenture Act.............................................   100
SECTION 9.04. Revocation and Effect of Consents and Waivers...................................   100
SECTION 9.05. Notation on or Exchange of Securities...........................................   101
SECTION 9.06. Trustee to Sign Amendments and Waivers..........................................   101
SECTION 9.07. Payment for Consent.............................................................   102

ARTICLE 10 SECURITY

Section 10.01. Security.......................................................................   102

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ARTICLE 11 INTENTIONALLY OMITTED

ARTICLE 12 INTENTIONALLY OMITTED

ARTICLE 13 MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls...................................................   104
SECTION 13.02. Notices........................................................................   104
SECTION 13.03. Communication by Holders with Other Holders....................................   105
SECTION 13.04. Certificate and Opinion as to Conditions Precedent.............................   105
SECTION 13.05. Statements Required in Certificate or Opinion..................................   106
SECTION 13.06. When Securities Disregarded....................................................   106
SECTION 13.07. Rules by Trustee, Paying Agent and Registrar...................................   106
SECTION 13.08. Legal Holidays.................................................................   107
SECTION 13.09. Governing Law..................................................................   107
SECTION 13.10. Waiver of Immunities...........................................................   107
SECTION 13.11. Consent to Jurisdiction; Appointment of Agent for Service
               of Process; Judgment Currency..................................................   107
SECTION 13.12. No Recourse Against Others.....................................................   109
SECTION 13.13. Successors.....................................................................   109
SECTION 13.14. Multiple Originals.............................................................   110
SECTION 13.15. Table of Contents; Headings....................................................   110


Exhibit A -    Form of Face of Initial Security
Exhibit B -    Form of Face of Registered Exchange Security
Exhibit C -    Form of Face of Private Exchange Security
Exhibit D -    Form of Letter of Representation to be Delivered in
               Connection with Transfers Pursuant to Regulation D
Exhibit E -    Form of Letter to be Delivered in Connection with
               Transfers Pursuant to Rule 144A
Exhibit F -    Form of Letter to be Delivered in Connection with
               Transfers Pursuant to Regulation S

                              CROSS-REFERENCE TABLE

                                                                INDENTURE
TIA SECTION                                                      SECTION
---------------                                                  -------
           310(a)(1) ..............................               7.10

              (a)(2) ..............................               7.10

              (a)(3) ..............................               N.A.

              (a)(4) ..............................               N.A.

                 (b) ..............................            7.08; 7.10

                 (c) ..............................               N.A.

              311(a) ..............................               7.11

                 (b) ..............................               7.11

                 (c) ..............................               N.A.

              312(a) ..............................               2.05

                 (b) ..............................               13.03

                 (c) ..............................               13.03

              313(a) ..............................               7.06

              (b)(1) ..............................               N.A.

              (b)(2) ..............................               7.06

                 (c) ..............................               7.06

                 (d) ..............................               7.06

              314(a) ..............................         4.02; 4.10; 13.02

                 (b) ..............................               N.A.

              (c)(1) ..............................               13.04

              (c)(2) ..............................               13.04

              (c)(3) ..............................               N.A.

                                                                INDENTURE
TIA SECTION                                                      SECTION
---------------                                                  -------
                 (d) ..............................               N.A.

                 (e) ..............................               13.05

                 (f) ..............................               4.13

              315(a) ..............................               7.01

                 (b) ..............................            7.05; 13.02

                 (c) ..............................               7.01

                 (d) ..............................               7.01

                 (e) ..............................               6.11

        316(a) (last ..............................               13.06

           sentence)

           (a)(1)(A) ..............................               6.05

           (a)(1)(B) ..............................               6.04

              (a)(2) ..............................               N.A.

                 (b) ..............................               6.07

           317(a)(1) ..............................               6.08

              (a)(2) ..............................               6.09

                 (b) ..............................               2.04

              318(a) ..............................               13.01

                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of December 16, 1999, between Nuevo Grupo Iusacell, S.A. de C.V., a limited liability stock corporation organized under the laws of Mexico (the "Company"), Bell Atlantic Corporation, a Delaware corporation ("BAC"), and The Bank of New York, a New York banking corporation (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 14 1/4% Senior Notes due 2006 (the "Initial Securities") and, when and if issued pursuant to an exchange for Initial Securities, the Exchange Securities (as defined).


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "ADDITIONAL ASSETS" means:

           (1) any property (other than cash, cash equivalents or securities) to be owned by the Company or a Restricted Subsidiary and used in a Related Business,

           (2) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary which is used in a Related Business and

           (3) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary.

         "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07 and 4.08 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting

Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "ANNUALIZED EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for such Person's two most recent fiscal quarters ended at least 45 days prior to the determination date, multiplied by two.

         "ASSET DISPOSITION" means any sale, lease, transfer, issuance or other disposition of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than:

                  (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

                  (2) a disposition of inventory (including sales of capacity and rights of use in the Company's network) in the ordinary course of business,

                  (3) for purposes of the provisions of Section 4.07 only, a disposition subject to (and complying with) Section 4.05,

                  (4) Permitted Securitization Transactions,

                  (5) Joint Venture Investments to the extent permitted pursuant to clause (9) of the definition of "Permitted Investment,"

                  (6) a disposition of assets in one transaction or a series of related transactions with a Fair Market Value of less than $250,000,

                  (7) an exchange of telecommunications assets where the Fair Market Value of the telecommunications assets received is at least equal to the Fair Market Value of the telecommunications assets disposed of or, if less, the difference is received in cash, and such cash is Net Available Cash,

                  (8) a disposition that is governed by the provisions of
         Section 5.01,

                  (9) dispositions resulting from the foreclosure of a Permitted Lien, and

                  (10) the sale or other disposition of cash or Temporary Cash Investments.

         "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination:

                  (1) if such Sale/Leaseback Transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capitalized Lease Obligation" and

                  (2) in all other instances, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

                  (1) the sum of the products of the numbers of years (including fractions thereof) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (2) the sum of all such payments.

         "BAC" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State or in Mexico are authorized or required by law to close.

         "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

         "CHANGE OF CONTROL" means the occurrence of any of the following events:

                  (1)   (A)   the earlier to occur of the time the Permitted
                              Holders cease to possess, or enter into any agreement, which is subject to no condition other than the passage of time, pursuant to which they would cease to possess, directly or indirectly, the power to elect a majority of the members of the Board of Directors and thereby direct or cause the direction of the management or policies of the Company, whether through the ownership of voting securities or by contract, or

                        (B) individuals elected by the Permitted Holders cease to constitute a majority of the members of the Board of Directors;

                  (2) the earlier to occur of the time the Permitted Holders cease to be or enter into any agreement, which is subject to no condition other than the passage of time, pursuant to which they would cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 30% in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (2), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                  (3)    (A)  any "person" (as such term is used in Sections
                              13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (2) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the Company and

                         (B) the earlier to occur of the time the Permitted Holders "beneficially own" (as defined in clause
                              (2) above), directly or indirectly, or enter into any agreement, which is subject to no condition other than the passage of time, pursuant to which they would "beneficially own", directly or indirectly in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not (or would not) have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (3), such other person shall be deemed to own beneficially any Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in this clause (3)), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (2) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

                  (4) the sale, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company, whether in one or more transactions or to one or more Persons, other than a sale, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company to a Person that is controlled by the Permitted Holders; or

                  (5) a "Change of Control," within the meaning of the 1997 Indenture, shall have occurred under the 1997 Indenture; or a change of control (or similar event, however designated) of the Company or any of its Restricted Subsidiaries shall occur that gives the holder of any Indebtedness of the Company or any of its Restricted Subsidiaries (including Indebtedness under the Credit Facility and the Eximbank Facility) the right to require the Company or any of its Restricted Subsidiaries to repurchase or repay such Indebtedness or such Indebtedness otherwise becomes due and payable as a result of such change of control.

         "COMPANY" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "CONSOLIDATED CURRENT LIABILITIES" means, as of any date of determination, the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

                  (1) all intercompany items between the Company and any Restricted Subsidiary and

                  (2) all current maturities of long-term Indebtedness.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company or its Restricted Subsidiaries in such period but not included in such interest expense:

                  (1) interest expense attributable to Capitalized Lease Obligations,

                  (2) amortization of debt discount and debt issuance cost,

                  (3) capitalized interest,

                  (4) noncash interest expense,

                  (5) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing,

                  (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any

         Restricted Subsidiary; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such Guarantee,

                  (7) net costs associated with Hedging Obligations (including amortization of fees and premiums) permitted under this Indenture,

                  (8) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock other than Disqualified Stock); provided that to the extent a Restricted Subsidiary is not a Wholly-Owned Subsidiary, a corresponding portion of any such dividends paid to such Restricted Subsidiary shall be included in Consolidated Interest Expense, and

                  (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that Consolidated Interest Expense shall not include any expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) of the Company and its Consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

                         (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

                         (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

                  (2) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions contained in Specified Subsidiary Debt), except that:

                         (A) subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and

                         (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) any extraordinary gain or loss; and

                  (6) the cumulative effect of a change in accounting principles.

                           Notwithstanding the foregoing, for the purpose of
                  Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (C)(iv) of paragraph (a) thereof.

         "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the sum of the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Consolidated Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

                  (1) the excess of cost over fair market value of assets or businesses acquired;

                  (2) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

                  (3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (4) minority interests in Consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

                  (5) treasury stock;

                  (6) cash set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

                  (7) Investments in and assets of Unrestricted Subsidiaries.

         "CONSOLIDATION" means the consolidation of the amounts of each of the Subsidiaries of a Person with those of such Person in accordance with GAAP consistently applied; provided, however, that, in the case of the Company, "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

         "CREDIT FACILITY" means the credit agreement dated as of July 25, 1997, as amended, waived or otherwise modified from time to time, among Grupo Iusacell, S.A. de C.V., the lenders named therein and Chase Manhattan Bank, as administrative agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

         "CUMULATIVE EBITDA" means, at any date of determination, the cumulative EBITDA of the Company from and after the first day of the fiscal quarter of the Company following the end of the most recent fiscal quarter of the Company preceding the Issue Date to the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made.

         "CUMULATIVE INTEREST EXPENSE" means, at any date of determination, the aggregate amount of Consolidated Interest Expense Incurred by the Company from and after the first day of the fiscal quarter of the Company following the end of the most recent fiscal quarter of the Company preceding the Issue Date to the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made.

         "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

                  (1) matures or is or could become mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (2) is or could become convertible or exchangeable for Indebtedness or Disqualified Stock, or

                  (3) is or could become redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

         "DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for the purchase of U.S. dollars with the applicable foreign currency reported by the Federal Reserve Bank of New York, or if no noon buying rate is so reported, at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by The Chase Manhattan Bank in New York City at approximately 11:00 a.m. (New York City time):

                  (1) with respect to the calculation of Leverage Ratio, Cumulative EBITDA and Cumulative Interest Expense, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made or

                  (2) with respect to the monetary amount of a transaction occurring subsequent to the end of such fiscal quarter, on the date two Business Days prior to such determination.

         "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) income and asset tax expense and employee profit sharing expense,

                  (2) Consolidated Interest Expense,

                  (3) depreciation expense,

                  (4) amortization expense,

                  (5) foreign exchange losses that are reported below the "Operating profit (loss)" line on the Company's consolidated income statements and

                  (6) all non-cash items that are reported below the "Operating profit (loss)" line on the Company's consolidated income statements, including monetary losses (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less the following to the extent included in calculating such Consolidated Net Income:

                         (A)  income and asset tax benefit,

                         (B) foreign exchange gains that are reported below the "Operating profit (loss)" line on the Company's consolidated statements of income,

                         (C) all non-cash items that are reported below the "Operating profit (loss)" line on the Company's consolidated statements of income, including monetary gains (other than items that will result in the receipt of cash payments), in each case for such period, and

                         (D) all income and capital gain earned from the investment and reinvestment of amounts in the Security Account.

                           In addition, the cost of handsets given to customers
                  in such period shall be deducted from EBITDA to the extent not already deducted in determining Consolidated Net Income.

                           Notwithstanding the foregoing, the provision for
                  taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such

                  Subsidiary without prior approval (or with approval that has been obtained), pursuant to the terms of its charter and all agreements (other than Specified Subsidiary Debt), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated as of the Issue Date by and among the Initial Purchasers, the Company and the Initial Guarantors, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

         "EXCHANGE SECURITIES" means the Registered Exchange Securities and the Private Exchange Securities, collectively.

         "EXIMBANK FACILITY" means the credit agreement dated as of March 3, 1999, as amended, waived or otherwise modified from time to time, among Grupo Iusacell, S.A. de C.V., the guarantors named therein, UBS AG, as lender and collateral agent and Export-Import Bank of the United States and the commercial loan agreement dated as of March 3, 1999, as amended, waived or otherwise modified from time to time, among Grupo Iusacell, S.A. de C.V., the guarantors named therein, Commerzbank AG, as commercial lender, and UBS AG, as commercial lender and commercial agent and as collateral agent (except in each case to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of notes at the time outstanding).

         "FAIR MARKET VALUE" means, with respect to any property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided:

                  (1) if such property has a Fair Market Value equal to or less than U.S.$10.0 million, by an Officer of the Company or

                  (2) if such Property has a Fair Market Value in excess of U.S.$10.0 million, by a majority of the Board of Directors and evidenced by a resolution of the Board of Directors promptly delivered to the Trustee.

         "GAAP" means generally accepted accounting principles in Mexico as in effect as of the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

         "GLOBAL SECURITY" means a Security that is in the form of Exhibit A, Exhibit B or Exhibit C hereto that includes the Global Security Legend.

         "GLOBAL SECURITY LEGEND" means the legend set forth under such caption in Exhibit A, Exhibit B and Exhibit C hereto.

         "GOVERNMENT SECURITIES" means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) of the payment of which the full faith and credit of the United States of America is pledged, (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (c) obligations of a Person the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

         "GRUPO IUSACELL NOTES" means 10% Senior Notes of Grupo Iusacell, S.A. de C.V. due 2004 originally issued in $150,000,000 principal amount.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered on the Registrar's books.

         "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary; provided further, that solely for purposes of determining compliance with Section 4.03, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness; provided further, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.

         "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than (A) promissory notes or similar instruments issued in the ordinary course of business to guarantee the payment of Trade Payables, and (B) obligations entered into in the ordinary course of business to the extent not drawn upon, or if drawn, such drawing is reimbursed no later than the third Business Day following payment);

                  (3) all obligations of such Person in respect of letters of credit, surety bonds or other similar instruments (including reimbursement obligations with respect thereto) other than obligations entered into in the ordinary course of business to the extent not drawn upon, or if drawn, such drawing is reimbursed no later than the third Business Day following payment;

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than 270 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

                  (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to the Company, any Preferred Stock of the Restricted Subsidiaries (but excluding, in each case, any accrued dividends);

                  (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

                         (A) the fair market value of such asset at such date of determination and

                         (B) the amount of such Indebtedness of such other Persons;

                  (8) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

                  (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. The amount of Indebtedness with respect to Hedging Obligations shall be:

                         (A) zero, if such Hedging Obligation is permitted pursuant to clause (b) (5) (B) of Section 4.03 or

                         (B) the notional amount of such Hedging Obligation, if such Hedging Obligation is not so permitted.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INITIAL PURCHASERS" means Chase Securities Inc., Salomon Smith Barney Inc. and the other several Initial Purchasers named on Schedule 1 to the Purchase Agreement.

         "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

         "INVESTMENT" in any Person means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

         For purposes of the definition of "Unrestricted Subsidiary" and Section 4.05,

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

                         (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less

                         (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "ISSUE DATE" means the date on which the Securities are originally issued.

         "JOINT VENTURE INVESTMENT" means

                  (1) any sale, lease, transfer, issuance or other disposition of shares of Capital Stock of a Subsidiary, property or other assets by the Company or any of the Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) which is engaged in or used in, as applicable, a Related Business, in exchange for which the Company or a Restricted Subsidiary receives Capital Stock of another Person (other than the Company or a Restricted Subsidiary) engaged primarily in a Related Business, provided that the fair market value of such Capital Stock is at least equal to the fair market value of such shares, property or assets that are the subject of such disposition and

                  (2) any Investment in Iusacell PCS, S.A. de C.V.

         "LEVERAGE RATIO" means the ratio of:

                  (1) the outstanding consolidated Indebtedness of a Person and its Subsidiaries (or in the case of the Company, the Restricted Subsidiaries) divided by

                  (2) the Annualized EBITDA of such Person.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "MASTER TECHNICAL SERVICES AGREEMENT" means the Master Technical Services Agreement by and between Bell Atlantic International, Inc. and Sistecel, S.A. de CV, effective as of January 1, 1997, without giving effect to any amendment, waiver or other modification thereof.

         "MEXICO" means the United Mexican States.

         "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a promissory note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the shares, properties or other assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which (unless it is Subordinated
         Debt) must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

                  (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

                  (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "1997 INDENTURE" means the indenture dated as of July 25, 1997 among Grupo Iusacell, S.A. de C.V., certain subsidiary guarantors and First Union National Bank, as trustee.

         "NORTHERN REGION LICENSE HOLDER" means any holder or licensee of a Cellular A-Band license in the Northern Regions.

         "NORTHERN REGIONS" means any one or more of Region 1, Region 2, Region 3 and Region 4, as such regions are on the date hereof referred to for Mexican regulatory purposes.

         "OFFICER" of any Person means the Chairman of the Board, the Chief Executive Officer, the Director General, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or the Secretary of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers of the Company or BAC, as the case may be.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "OWNERSHIP REGULATED SUBSIDIARIES" means each of Iusacell PCS, S.A. de C.V. (personal communications services), Infotelecom, S.A. de C.V. (paging services), Iusatel, S.A. de C.V. (long distance services), Iusatelecomunicaciones, S.A. de C.V. (local wireless services), Punto-a-Punto Iusacell, S.A. de C.V. (certain microwave operations) and any other Subsidiary of the Company, in each case as to which applicable law or regulation prohibits the Company from owning a majority of the Voting Stock thereof.

         "PERALTA GROUP" means Carlos Peralta Quintero and his Affiliates (other than the Company and its Subsidiaries).

         "PERMITTED HOLDERS" means BAC and any Affiliate of BAC.

         "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

                  (3) Temporary Cash Investments;

                  (4) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding U.S.$3.0 million in the aggregate outstanding at any one time;

                  (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (8) any securities or other Investments received in compliance with Section 4.07;

                  (9) Joint Venture Investments in an aggregate amount not to exceed the greater of

                         (A)  U.S.$50.0 million and

                         (B) 5% of Consolidated Net Tangible Assets, provided that the amount of any such Joint Venture Investment shall be deemed to equal the Fair Market Value at the time of disposition of the shares of Capital Stock, property or other assets disposed of in connection with such Joint Venture Investment;

                  (10) Iusatelecomunicaciones, S.A. de C.V. as an Unrestricted Subsidiary in an aggregate amount not to exceed U.S.$12.0 million;

                  (11) any purchases of Indebtedness, options, futures and other securities in connection with Interest Rate Agreements or Currency Agreements permitted to be incurred under Section 4.03; and

                  (12) Iusacell PCS, S.A. de C.V. in an amount not to exceed U.S.$70.0 million, the entire proceeds of which are immediately used by Iusacell PCS, S.A. de C.V. to repay Indebtedness owing to Grupo Iusacell, S.A. de C.V.

         "PERMITTED LIENS" means, with respect to any Person:

                  (1) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

                  (3) Liens for taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings;

                  (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

                  (5) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (6) Liens on property or assets that are the subject of Indebtedness permitted under clause (8) of paragraph (b) of Section
         4.03 (other than the Refinancing Indebtedness referred to in such clause (8) which Refinancing Indebtedness shall be the subject of clause (15) below); provided, however, that:

                         (A) any such Lien is limited to the specific property or asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached,

                         (B) such Indebtedness is Incurred solely for the purpose of financing the acquisition, construction or lease of such property or asset and

                         (C) such Indebtedness is incurred within 365 days after the later of the acquisition, completion of construction, repair, improvement or addition or commencement of full operation of such property or asset by the Company or a Restricted Subsidiary;

                  (7) Liens existing on the Issue Date or required to be granted pursuant to the terms of Indebtedness existing on the Issue Date as in effect on the Issue Date;

                  (8) Liens on property of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such Person becoming such a Subsidiary of the Company; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

                  (9) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto);

                  (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary;

                  (11) Liens securing Hedging Obligations so long as the related Hedging Obligations are permitted under clause (5)(B) of paragraph (b) of Section 4.03;

                  (12) Liens in an aggregate amount not in excess of U.S.$10.0 million or its foreign currency equivalent at any time outstanding securing one or more judgments or decrees against the Company or one of its Subsidiaries, so long all such judgments or decrees are being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of any such judgment or decree shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (13) leases and subleases of real property entered into in the ordinary course of the business of the Company or the applicable Restricted Subsidiary which do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties;

                  (14) any interest or title by a lessor or sublessor, or any Lien in favor of a landlord, arising under any real or personal property lease under which the Company or any of the Restricted Subsidiaries is a lessee, sublessee or subtenant and which the Company or such Restricted Subsidiary entered into in the ordinary course of its business (other than any Lien securing any Capitalized Lease Obligation, Purchase Money Indebtedness or Sale/Leaseback Transaction);

                  (15) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses
         (6), (7), (8) and (9); provided, however, that:

                         (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and

                         (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

                                    (i)      the outstanding principal amount
                                             or, if greater, committed amount of
                                             the Indebtedness described under
                                             clause (6), (7), (8) or (9) at the
                                             time the original Lien became a
                                             Permitted Lien under this Indenture
                                             and

                                    (ii)     an amount necessary to pay any fees
                                             and expenses, including premiums,
                                             related to such refinancing,
                                             refunding, extension, renewal or
                                             replacement.

                                    (16) Liens Incurred in connection with
                           Capitalized Lease Obligations permitted under this Indenture; provided that such Liens do not extend or cover any property other than the property that is the subject of the Capitalized Lease Obligation;

                                    (17) Liens Incurred in the ordinary course
                           of business of the Company and its Subsidiaries with respect to obligations that do not exceed U.S.$10 million at any one time outstanding;

                                    (18) Liens in favor of the Company or any
                           Restricted Subsidiary; and

                                    (19) the Lien on the Security Account in
                           favor of the Holders of the Securities.

         "PERMITTED SECURITIZATION TRANSACTION" means any sale, discount, conveyance or other disposition of receivables generated through the Company's Consolidated operations:

                  (1) that is made without representation or warranty (except for representations and warranties normally and customarily given by sellers and servicers in connection with asset securitization transactions),

                  (2) that is made pursuant to bona fide transactions with third parties for Fair Market Value,

                  (3) in respect of which the Company and the Restricted Subsidiaries neither incur nor accept any risk other than risk in respect of the representations and warranties as described in clause
         (1) above, risk arising in connection with the obligation to service such receivables and other risks normally and customarily incurred or accepted by sellers and servicers and their affiliates in connection with asset securitization transactions and

                  (4) that the Company in good faith accounts for as, and intends that such transactions will be characterized under U.S. GAAP (as defined below) as, a "true sale" and not a liability.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PLEDGED SECURITIES" means the securities purchased by the Company with a portion of the net proceeds from the initial offer and sale by the Company of the Initial Securities, which shall consist of Government Securities, to be deposited in the Security Account.

         "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "PRINCIPAL" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

         "PRIVATE EXCHANGE" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

         "PRIVATE EXCHANGE SECURITIES" means notes of the Company to be delivered in a Private Exchange pursuant to the Exchange and Registration Rights Agreement.

         "PRIVATE PLACEMENT LEGEND" means the legend set forth under such caption in Exhibit A and Exhibit C hereto.

         "PRO FORMA EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a Consolidated basis in accordance with GAAP consistently applied after giving effect to the following:

                  (1) if, during or after such period, such Person or any of its Subsidiaries shall have made any disposition of any Person or business, Pro Forma EBITDA of such Person and its Subsidiaries shall be computed so as to give pro forma effect to such disposition as if such disposition occurred at the beginning of such period,

                  (2) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business as if such acquisition occurred at the beginning of such period and

                  (3) if during or after such period, such Person or any of its Subsidiaries Incurs or repays any Indebtedness, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Incurrence or repayment; provided, however, that, with respect to the Company, all the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to "Restricted Subsidiaries."

         "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act or in Mexico pursuant to the Mexican Securities Market Law (Ley del Mercado de Valores) and the regulations of the Comision Nacional Bancaria y de Valores (the Mexican National Banking and Securities Commission).

         "PURCHASE AGREEMENT" means the Purchase Agreement dated December 9, 1999, among the Company, Grupo Iusacell, S.A. de C.V. and the Initial Purchasers.

         "PURCHASE MONEY INDEBTEDNESS" means Indebtedness:

                  (1) consisting of the deferred purchase price of property (including, without limitation, handset inventory), conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

                  (2) Incurred in the ordinary course of business solely to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such asset, including repairs, additions and improvements thereto.

         "REDEMPTION DATE" means the date fixed for the redemption of a Security established by or pursuant to Section 3.07 and 3.08.

         "REFINANCING INDEBTEDNESS" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

                  (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced,

                  (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

                  (3) the Refinancing Indebtedness shall not be senior in right of payment to the Indebtedness being refinanced and

                  (4) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of:

                         (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and

                         (B) the amount of prepayment premiums owed, if any, not in excess of the amount provided for by the preexisting prepayment provisions of such Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include:

                                    (i)      Indebtedness of a Restricted
                                             Subsidiary that refinances
                                             Indebtedness of the Company or

                                    (ii)     Indebtedness of the Company or a
                                             Restricted Subsidiary that
                                             refinances Indebtedness of an
                                             Unrestricted Subsidiary.

         "REGISTERED EXCHANGE OFFER" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

         "REGISTERED EXCHANGE SECURITIES" means notes of the Company to be delivered in a Registered Exchange Offer pursuant to the Exchange and Registration Rights Agreement.

         "REGISTRABLE SECURITIES" means (i) each Initial Security until the date on which such Security has been exchanged for a freely transferable Security in the Registered Exchange Offer, (ii) each Initial Security or Private Exchange Security until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Initial Security or Private Exchange Security until the date on which it is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

         "RELATED BUSINESS" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

         "REPRESENTATIVE" means the trustee, agent or representative (if any) for an issue of Designated Senior Indebtedness.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

         "SEC" means the United States Securities and Exchange Commission.

         "SECONDMENT AGREEMENT" means the Agreement for the Reimbursement of Compensation Expense (Secondment Agreement) by and between Bell Atlantic International, Inc. and Sistecel, S.A. de C.V. , effective as of January 1, 1997, without giving effect to any subsequent amendment, waiver or other modification thereof.

         "SECURITY ACCOUNT" means the security account created under the Security Agreement.

         "SECURITY AGREEMENT" means the agreement dated as of the Issue Date between the Company and The Bank of New York, as security agent.

         "SECURED INDEBTEDNESS" means any Indebtedness of the Company or a Restricted Subsidiary secured by a Lien.

         "SECURITIES" means, collectively, the Initial Securities and, when and if issued as provided in the Exchange and Registration Rights Agreement, the Exchange Securities.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "SPECIFIED SUBSIDIARY DEBT" means:

                  (1) the Grupo Iusacell Notes, the Credit Facility and the Eximbank Facility, in each case as in effect on the Issue Date and

                  (2) any refinancing permitted under this Indenture provided that the terms of such debt refinancing are not more restrictive.

         "STATED MATURITY" means, with respect to any security or Indebtedness, the date specified in such security or credit document as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption or prepayment provision (but excluding any provision providing for the repurchase of such security or prepayment of such Indebtedness at the option of the holder thereof or creditor thereunder upon the happening of any contingency beyond the control of the issuer or borrower unless such contingency has occurred).

         "STRATEGIC INVESTOR" means any Person beneficially owning at least 10% of the Company's outstanding Capital Stock (on a fully diluted basis) and any Affiliate of such Person.

         "STRATEGIC SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company granted by Strategic Investors which by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred,

                  (1) is expressly made subordinate in right of payment to the Securities on the terms provided in this Indenture and

                  (2) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made until one year after the payment in full of all of the Company's obligations under the Securities (other than for Mexican withholding taxes with respect to interest paid in kind in the form of additional Strategic Subordinated Indebtedness in an amount not to exceed 15% of the aggregate principal amount of such additional Strategic Subordinated Indebtedness).

         "SUBORDINATED OBLIGATION" means

                  (1) any Strategic Subordinated Indebtedness and

                  (2) any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) of the Company or any Restricted Subsidiary that is subordinate and junior in right of payment to the Securities, as the case may be, pursuant to a written agreement.

         "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person or

                  (2) one or more Subsidiaries of such Person;

provided, however, that each Ownership Regulated Subsidiary shall be deemed to be a Subsidiary of the Company for so long as:

                  (A) the Company beneficially owns a majority of the outstanding Capital Stock thereof and

                  (B) applicable law or regulation prohibits the Company from beneficially owning a majority of the Voting Stock of such Ownership Regulated Subsidiary.

         "TEMPORARY CASH INVESTMENTS" means any of the following:

                  (1) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less from the date of acquisition and other obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

                  (2) demand deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has combined capital and surplus and undivided profits of not less than U.S.$500.0 million (or any foreign currency equivalent thereof) and has outstanding indebtedness rated at least A by Standard & Poor's Ratings Group and at least A2 by Moody's Investors Service, Inc.;

                  (3) commercial paper, loan participation interests, medium term notes, asset backed securities and other promissory notes, including floating or variable rate obligations, issued by any Person other than the Company or an Affiliate of the Company, with a remaining maturity of 365 days or less from the date of acquisition and rated at least A-1 or A-, as applicable, by Standard & Poor's Rating Group and at least P-1 or A3, as applicable, by Moody's Investors Service, Inc.;

                  (4) repurchase agreements and reverse repurchase agreements relating to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

                  (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A2 by Moody's Investors Service, Inc.;

                  (6) instruments backed by letters of credit of institutions satisfying the requirements of clause (2) above;

                  (7) Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos), in each case, issued by the Mexican government and having a maturity of 365 days or less from the date of acquisition;

                  (8) any other instruments issued or guaranteed expressly by the Mexican government and denominated and payable in pesos and having a maturity of 365 days or less from the date of acquisition;

                  (9) demand deposits, certificates of deposit and bankers' acceptances denominated in pesos and issued by any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of Mexico or any state thereof; and

                  (10) investment funds which invest solely in any of the instruments described in clauses (1) through (9) above.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as set forth in
Section 9.03.

         "TRANSFER RESTRICTED SECURITY" means any Initial Security (other than Securities purchased pursuant to Regulation S) or any Private Exchange Security.

         "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "TRUST OFFICER" means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code as in effect from time to time.

         "UNRESTRICTED SUBSIDIARY" means:

                  (1) Iusatelecomunicaciones, S.A. de C.V. (local wireless service),

                  (2) Iusacell PCS, S.A. de C.V. (PCS services),

                  (3) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

                  (4) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

                         (A) the Subsidiary to be so designated has total consolidated assets of U.S.$1,000 or less or

                         (B) if such Subsidiary has consolidated assets greater than U.S.$1,000, then such designation would be permitted under Section 4.05.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

                                    (i)      the Company could Incur U.S.$1.00
                                             of additional Indebtedness under
                                             paragraph (a) of Section 4.03 and

                                    (ii)     no Default shall have occurred and
                                             be continuing. Any such designation
                                             by the Board of Directors shall be
                                             evidenced to the Trustee by
                                             promptly filing with the Trustee a
                                             copy of the resolution of the Board
                                             of Directors giving effect to such
                                             designation and an Officers'
                                             Certificate certifying that such
                                             designation complied with the
                                             foregoing provisions.

         "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth

                  (1) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (2) statements and pronouncements of the Financial Accounting Standards Board,

                  (3) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

                  (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

         SECTION 1.02.  Other Definitions.


                                                                                          DEFINED IN
TERM                                                                                        SECTION
-----------------------------------------------------------------------                   ----------
"Additional Amounts"...................................................                        4.16
"Affiliate Transaction"................................................                        4.08
"Agent Members"........................................................                        2.13
"Bankruptcy Law".......................................................                        6.01
"Blockage Notice"......................................................                       12.03
"covenant defeasance option"...........................................                        8.01(b)
CT Corporation.........................................................                       13.11(a)
"Custodian"............................................................                        6.01

                                                                                          DEFINED IN
TERM                                                                                        SECTION
-----------------------------------------------------------------------                   ----------
"Event of Default".....................................................                        6.01
"Excess Proceeds"......................................................                        4.07(a)
"Excessive Additional Amounts".........................................                        3.08
"IAIs".................................................................                        2.01(b)
"IAI Global Security"..................................................                        2.01(b)
"Initial Securities"...................................................                       Preamble
"legal defeasance option"..............................................                        8.01(b)
"Legal Holiday"........................................................                       13.08
Notice of Default......................................................                        6.01
"Obligations"..........................................................                       11.01
"Offer"................................................................                        4.07(b)
"Offer Amount".........................................................                        4.07(c)
"Offer Notice .........................................................                        4.09(b)
"Offer Period".........................................................                        4.07(c)
"Offer Time"...........................................................                        4.09(a)
"Offeror"..............................................................                        4.09(b)
"Paying Agent".........................................................                        2.03
"Payment Blockage Period"..............................................                       12.03
"Physical Securities"..................................................                        2.01(c)
"Purchase Date"........................................................                        4.07(c)
"QIB Global Security"..................................................                        2.01(b)
"QIBs".................................................................                        2.01(b)
"Registrar"............................................................                        2.03
"Regulation S".........................................................                        2.01(b)
"Regulation S Global Security".........................................                        2.01(b)
"Relevant Rating Agency"...............................................                        4.09(a)
"Restricted Payment"...................................................                        4.05
"Successor Company"....................................................                        5.01
"U.S. Global Securities"...............................................                        2.01(b)

         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.

         This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture Securityholder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

         SECTION 1.05. GAAP; Dollar Equivalents. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, and all such ratios and computations shall be translated into Dollar Equivalents.



                                    ARTICLE 2

                                 THE SECURITIES

         SECTION 2.01.  Form and Dating.

          (a) the Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. Any Registered Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. Any Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit C, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article 2. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A, Exhibit B and Exhibit C are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          (b) The Initial Securities are being offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Securities will be offered and sold by the Initial Purchasers only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) ("QIBS") and (ii) in reliance on Regulation S under the Securities Act ("REGULATION S"). After such initial offers and sales, the Initial Securities may be transferred to, among others, QIBS, in reliance on Regulation S and to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act) ("IAIS") in accordance with certain transfer restrictions. The Initial Securities shall be issued initially in the form of three permanent Global Securities (with separate CUSIP numbers) substantially in the form set forth in Exhibit A deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One such Global Security shall represent the Initial Securities sold to QIBs (the "QIB GLOBAL SECURITY"). A second such Global Security shall represent the Initial Securities sold pursuant to Regulation S (the "REGULATION S GLOBAL SECURITY"), and such Global Security shall not contain the Private Placement Legend. A third such Global Security shall represent any Initial Securities transferred to IAIs (the "IAI GLOBAL SECURITY" and, together with the QIB Global Security, the "U.S. GLOBAL SECURITIES"). The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Securities between QIBs and IAIs and to purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Securities, as more fully provided in Section 2.14.

          (c) Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated securities in registered form in substantially the form set forth in Exhibit A attached hereto without the Global Security Legend (the "PHYSICAL SECURITIES").

         SECTION 2.02. Execution and Authentication. Two Officers of the Company shall sign the Securities for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and deliver (i) Initial Securities for original issue in an aggregate principal amount of $350,000,000, (ii) Registered Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for a like principal amount of Initial Securities exchanged pursuant thereto and (iii) Private Exchange Securities for issue only in a Private Exchange, pursuant to the Exchange and Registration Rights Agreement, for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers of the Company or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the

Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Registered Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $350,000,000 except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated in either the United States or Mexico may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

         The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice given to the Company and the Trustee at least ten Business Days prior to the effectiveness of such resignation; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

         SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to each due date of the principal or interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee in its capacity as Paying Agent) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or any Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         Any money deposited with any Paying Agent, or then held by the Company or any Subsidiary of the Company in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or any such Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such Subsidiary as trustee thereof, shall thereupon cease.

         SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of Securities to be redeemed.

         Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of or interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

         All Securities issued upon any transfer or exchange pursuant to this Section shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section

8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company and the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

         Every replacement Security is an additional obligation of the Company.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

         SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless a Trust Officer of the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Temporary Securities. Until Securities are ready for delivery in permanent form, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of the corresponding permanent Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate permanent Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holders.

         SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

         SECTION 2.13. Book-entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary. Beneficial interests in the Global

Securities may be held indirectly through members of or participants in ("AGENT MEMBERS") the Depositary (including Cedel and Euroclear in the case of the Regulation S Global Security).

         Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary (and Agent Member, if applicable) and the provisions of
Section 2.14. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to permit such transfers.

         (c) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

          (a) Transfers to Non-QIB IAIs. The minimum principal amount of Securities that may be purchased by an IAI that is not a QIB is $100,000. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any IAI which is not a QIB (other than pursuant to Regulation S):

                  (1) The Registrar shall register the transfer of any Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date and at least three months after the last date such Holder was an affiliate of the Company or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form set forth in Exhibit D hereto.

                  (2) If the proposed transferee is an Agent Member and the Transfer Restricted Security to be transferred consists of a beneficial interest in the QIB Global Security, upon receipt by the Registrar of
         (x) the letter, if any, required by paragraph (1) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of the beneficial interest in the QIB Global Security to be so transferred and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Security.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than pursuant to Regulation S):

                  (1) The Registrar shall register the transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date and at least three months after the last date such Holder was an affiliate of the Company or (y) such transfer is being made by a proposed transferor who has provided the Registrar with a letter substantially in the form set forth in Exhibit E hereto.

                  (2) If the proposed transferee is an Agent Member and the Transfer Restricted Security to be transferred consists of an interest in the IAI Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (1) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the beneficial interest in the IAI Global Security to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such IAI Global Security.

          (c) Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Security pursuant to Regulation S:

                  (1) The Registrar shall register any proposed transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date and at least three months after the last date such Holder was an affiliate of the Company or (y) upon receipt of a letter substantially in the form set forth in Exhibit F hereto from the proposed transferor.

                  (2) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (1) above and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the applicable U.S. Global Security.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(1)(x), (b)(1)(x), (c)(1)(x) or (c)(1)(y) of this Section exist or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement

Legend and agrees that it shall transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.06 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                    ARTICLE 3

                                   REDEMPTION

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07 or 3.08, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price;

         (3) the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

         (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. Deposit of Redemption Price. At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. Optional Redemption. At any time and from time to time prior to December 1 , 2002, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of the principal amount thereof) of 114.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

         SECTION 3.08. Redemption for Tax Reasons. The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice by mail to the Holders of the Securities (which notice will be irrevocable), at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any rules or regulations promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, rules or regulations, which amendment, change, application or interpretation becomes effective on or after December 9, 1999, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments to Holders ("Excessive Additional Amounts"); provided, however, that:

                  (1) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and

                  (2) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect;

provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

         Prior to the publication of any notice of redemption pursuant to this provision, the Company will deliver to the Trustee an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and an opinion of Mexican legal counsel acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Excessive Additional Amounts as a result of an amendment or change referred to in this Section.



                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture or otherwise.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. Provision of Financial Information. So long as any Securities are outstanding, the Company will file with the Trustee and provide Holders of Securities:

                  (1) within 180 days after the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing information required to be contained therein (or required in such successor form);

                  (2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing unaudited, consolidated financial statements for such quarter; and

                  (3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form).

         At any time when the Company is not required to be subject to Section 13(a) or 15(d) of the Exchange Act (or any successor provision thereto), the Company will file with the Trustee and provide Holders of Securities:

                           (A) within 180 days after the end of each fiscal year of the Company, annual audited consolidated financial statements and

                           (B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited, consolidated financial statements for such quarter, and, unless it is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, will make available the information contemplated by Rule 144A(d) (4) under the Securities Act upon the request of a Holder of a Security to such Holder or to a prospective purchaser of a Security from such Holder. The financial statements referred to in this paragraph will, unless otherwise required by applicable law or by the SEC, be prepared in accordance with GAAP; provided that all annual, audited consolidated financial statements will contain a reconciliation to U.S. GAAP (as defined in Section 1.01) of net income and stockholders' equity. The Company also shall comply with the other provisions of TIA Section 314(a).

                  (4) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.03. Limitation on Indebtedness.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date thereof (after giving effect to such Incurrence and the application of the proceeds thereof) the Company's Leverage Ratio would be equal to or less than 7.5:1, if such Indebtedness is Incurred on or prior to December 31, 2001 and 6.5:1 if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries, may Incur the following Indebtedness:

                  (1) Refinancing Indebtedness of Indebtedness under the Credit Facility (as the same may be amended from time to time without increasing the committed amount outstanding, except as otherwise permitted by this Section), including in connection with Permitted Securitization Transactions, in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred under the Credit Facility or pursuant to this clause (1) and then outstanding, shall not exceed U.S.$225.0 million less the aggregate amount of all prepayments and required payments of principal applied to reduce the aggregate amount available to be borrowed under the Credit Facility or any Refinancing Indebtedness with respect thereto, including pursuant to Section 4.07;

                  (2) Strategic Subordinated Indebtedness of the Company, provided that participation by the Peralta Group in such Strategic Subordinated Indebtedness shall not exceed the percentage held by the

         Peralta Group of the Capital Stock of the Company that is held by the Peralta Group and BAC;

                  (3) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (4) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clauses (1) through (3) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4), clauses (7), (11) or (12) below or paragraph (a) above;

                  (5) Indebtedness:

                           (A) consisting of performance and other similar bonds and reimbursement obligations Incurred by the Company and its Restricted Subsidiaries in the ordinary course of business securing the performance of contractual, franchise, concession or license obligations of the Company or a Restricted Subsidiary; and

                           (B) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (6) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause
         (6) and then outstanding, will not exceed U.S.$25.0 million;

                  (7) Indebtedness Incurred in connection with the Company making an offer to purchase the Securities pursuant to any Change of Control, as described in Section 4.09 or under comparable provisions in the 1997 Indenture; provided that 100% of the proceeds of such Indebtedness shall be used to repurchase Securities or to pay expenses or fees of the Company reasonably incurred in connection therewith;

                  (8) Indebtedness Incurred in respect of Capitalized Lease Obligations, Purchase Money Indebtedness and any Refinancing Indebtedness with respect thereto, provided that:

                       (A) the principal amount of such Indebtedness does not exceed 100% of the Fair Market Value of the property or assets subject to such Capitalized Lease Obligations, Purchase Money Indebtedness or Refinancing Indebtedness and

                       (B) the aggregate principal amount of all Indebtedness Incurred and then outstanding under this clause does not exceed U.S.$125.0 million;

                  (9) Indebtedness Incurred by the Company, all the proceeds of which are promptly used by the trust administering the Company's executive employees' stock purchase plan to purchase from the Company shares of the Company's Series V Common Stock, provided that such Indebtedness is repaid in full within three Business Days following the date of Incurrence;

                  (10) $30.0 million in Attributable Debt related to Sale/Leaseback Transactions involving wireless telecommunications towers; provided that such Attributable Debt and the obligations related thereto do not qualify as a capitalized lease for financial reporting purposes in accordance with GAAP;

                  (11) the Incurrence by the Company of Indebtedness not to exceed, at any one time, 2.0 times the excess of the aggregate Net Cash Proceeds received by the Company from the issuance and sale of, or capital contribution in respect of, its Capital Stock (other than Disqualified Stock and other than an issuance or sale to a Subsidiary of the Company or an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) subsequent to the Issue Date over the amount of such proceeds used to make Restricted Payments as provided in clause
         (C)(ii) of paragraph (a) or clause (b)(1) of Section 4.05; and


                  (12) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section.

          (c) Notwithstanding the foregoing in paragraph (b), neither the Company nor any Restricted Subsidiary may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligation unless such Indebtedness:

                  (1) will be subordinated to the Securities to at least the same extent as such Subordinated Obligation,

                  (2) has a Stated Maturity no earlier than the Stated Maturity of such Subordinated Obligation and

                  (3) has an Average Life at the time such Indebtedness is Incurred that is equal to or greater than the Average Life of such Subordinated Obligation.

          (d) Notwithstanding any other provision of this Section, neither the Company nor any Restricted Subsidiary shall be deemed to have Incurred any Indebtedness solely as a result of fluctuations in the exchange rates of currencies; provided, however, that to determine the amount of Indebtedness outstanding at any time, the currency exchange rates in effect at the time of such determination shall be used. For purposes of determining the outstanding principal amount of Indebtedness Incurred pursuant to this Section:

                  (1) Indebtedness Incurred pursuant to the Credit Facility prior to or on the date of this Indenture shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

                  (2) Indebtedness permitted by this Section need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and

                  (3) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

         SECTION 4.04. Limitation on Issuances of Guarantees of Indebtedness by Subsidiaries.

          (a) The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company or any of its Restricted Subsidiaries (except Indebtedness of such Restricted Subsidiary or a Restricted Subsidiary of such Restricted Subsidiary) unless:

                  (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Securities by such Restricted Subsidiary and

                  (2) such Restricted Subsidiary waives and agrees not to in any manner whatsoever claim or take the benefit or advantage of, either any right to receive payment by way of subrogation against the Company or against any direct or indirect security for such obligation, or any other right to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof or any right to receive payment, in the nature of contribution or for any other reason, from any other Restricted Subsidiary with respect to such payment, in each case so long as any amount payable by the Company under this Indenture or under the Securities remains unpaid;

provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or Guarantees by a Restricted Subsidiary to secure Indebtedness under the Credit Facility, the Eximbank Facility and the Grupo Iusacell Notes. Any Guarantee required by this Section to be issued will rank no less than pari passu with the Guarantee the issuance of which gave rise to the requirement under this Section.

           (b) Notwithstanding the foregoing paragraph (a), each Guarantee of the Securities by a Restricted Subsidiary will provide by its terms that it shall be automatically and unconditionally released and discharged upon:

                  (1) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all the Company's and each Restricted Subsidiary's Capital Stock in such Restricted Subsidiary (provided such sale, exchange or transfer is not prohibited by this Indenture),

                  (2) the release or discharge of the Guarantee which gave rise to the requirements under this Section, except a discharge or release by or as a result of payment under such Guarantee and

                  (3) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with terms of this Indenture.

         SECTION 4.05. Limitation on Restricted Payments.

         (a) The Company will not, and will not permit its Restricted Subsidiaries directly or indirectly to:

                  (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis),

                  (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary,

                  (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition), or

                  (4) make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment being herein referred to as a "Restricted Payment")

if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                           (A) a Default shall have occurred and be continuing
                  (or would result therefrom);

                           (B) the Company could not Incur at least U.S.$1.00 of
                  additional Indebtedness under paragraph (a) of Section 4.03;
                  or

                           (C) the aggregate amount of such Restricted Payment
                  and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

                                    (i) the excess of:

                                             (a) Cumulative EBITDA over

                                             (b) the product of 1.5 and
                                                 Cumulative Interest Expense;

                                    (ii) the aggregate Net Cash Proceeds
                           received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, provided that Net Cash Proceeds received by the Company from payments in respect of purchases of its Capital Stock by employees of the Company pursuant to its executive employees' stock purchase plan shall be included in the calculation of the amount of Net Cash Proceeds under this clause (ii) to the extent that such payments are not financed, directly or indirectly, by the Company or any Subsidiary of the Company);

                                    (iii) the amount by which Indebtedness of
                           the Company or the Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or the Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                                    (iv) the amount equal to the net reduction
                           in Investments (excluding any Joint Venture
                           Investment) in any Person resulting from:

                                             (aa) payments of dividends,
                                    repayments of the principal of loans or
                                    advances or other transfers of assets to the Company or any Restricted Subsidiary from such Person or

                                             (bb) the designation of any Person
                                    as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment") not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person, which amount was included in the calculation of the amount of Restricted Payments.

         (b) The provisions of the foregoing paragraph (a) will not prohibit:

                  (1) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

                        (A) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments under clause (C) of the foregoing paragraph (a) and

                        (B) the Net Cash Proceeds from such sale will be excluded from clause (C)(ii) of the foregoing paragraph (a) but only to the extent of the Net Cash Proceeds applied to such purchase or redemption;

         (2) any purchase, repurchase or redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness which is expressly subordinated in right of payment to the Securities, as the case may be, to the same extent as the Subordinated Obligations to be purchased or redeemed and is permitted to be Incurred pursuant to paragraph (b) of Section 4.03; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments under clause (C) of the foregoing paragraph (a);

         (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments under clause (C) of the foregoing paragraph (a);

         (4) Investments, not to exceed in the aggregate U.S.$10.0 million, by the Company or any Restricted Subsidiary in Persons engaged in Related Businesses; provided, however, that the amount of such Investments will be included in the calculation of the amount of Restricted Payments under clause
(C) of the foregoing paragraph (a);

         (5) the repurchase or other acquisition of shares of Capital Stock

                           (A) of the Company for the purpose of granting purchase rights to employees under employee stock ownership plans; provided that the aggregate amount of such repurchases and other acquisitions shall not exceed U.S.$5.0 million in any calendar year;

                           (B)      of Ownership Regulated Subsidiaries; and

                           (C)      of Grupo Iusacell, S.A. de C.V.;

                  provided that the aggregate amount of Restricted Payments under (5)(B) and (5)(C) shall not exceed $25.0 million; and

                  provided,further, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments under clause (C) of the foregoing paragraph (a);

                  (6) Restricted Payments made by the Company or its Restricted Subsidiaries in an amount not to exceed U.S.$5.0 million in the aggregate; or

                  (7) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01, in an amount not to exceed U.S.$10.0 million.

         SECTION 4.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

         The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

          (2) make any loans or advances to the Company or any other Restricted Subsidiary or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except:

                           (A) any encumbrance or restriction pursuant to an
                  agreement as in effect at the Issue Date, exclusive of any amendment, waiver or other modification thereto entered into after the Issue Date;

                           (B) any encumbrance or restriction with respect to a
                  Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                           (C) any encumbrance or restriction pursuant to an
                  agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this Section or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this Section or this clause (C); provided that no encumbrance or restriction permitted by this clause
                  (C) shall prevent any Restricted Subsidiary of the Company from paying dividends or making distributions to the Company or any Restricted Subsidiary, from paying any Indebtedness owed to the Company or any Restricted Subsidiary, from making any loan or advance to the Company or any Restricted Subsidiary or from transferring any property or assets to the Company or any Restricted Subsidiary, in any case where proceeds from such dividend, distribution, payment, loan, advance or transfer are to be used, directly or indirectly, to make any payment of principal, interest, premium or other payment on or with respect to the Securities or under this Indenture and provided, further, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not materially less favorable to the Securityholders than encumbrances and restrictions contained in such agreements;

                           (D) in the case of clause (3), any encumbrance or
                  restriction that:

                           (i) restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, concession, permit, license or similar contract, or

                           (ii) contained in security agreements or mortgages permitted under this Indenture and securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                           (E) any restriction with respect to a Restricted
                  Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                           (F) any restriction on the sale or other disposition
                  of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property; and

                           (G) any encumbrance or restriction existing under or
                  by reason of applicable law or regulations.

         SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock.

          (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary receives consideration (including by way of relief from Senior Indebtedness at the time of such Asset Disposition) at least equal to the Fair Market Value of the shares, property and other assets subject to such Asset Disposition,

                  (2) except in the case of a disposition of Capital Stock permitted by clause (5) of Section 4.12, 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or other assets of a type ordinarily used in a Related Business that are to be used by the Company or a Restricted Subsidiary in the conduct of its business, and

                  (3) in the event and to the extent that the Net Available Cash received by the Company and its Restricted Subsidiaries from one or more Asset Dispositions occurring on or after the Issue Date in any period of 12 consecutive months exceeds U.S.$5.0 million, the proceeds of such Asset Disposition are applied as set forth in the remainder of this paragraph. An amount equal to 100% of the Net Available Cash from such Asset Disposition may be applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to the extent the Company elects,

                        (A) to prepay, repay or purchase Senior Indebtedness (other than Senior Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that in connection with any such prepayment, repayment or purchase, the Company or such Restricted Subsidiary will permanently retire such Senior Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased or

                        (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

         Any Net Available Cash from an Asset Disposition that is not used in accordance with the preceding sentence within 365 days from the later of the date of such Asset Disposition or the receipt of Net Available Cash relating thereto shall constitute "Excess Proceeds," When the aggregate amount of Excess Proceeds exceeds U.S.$5.0 million (taking into account income earned on such Excess Proceeds), the Company shall make an Offer (as defined below) to purchase Securities (or other Senior Indebtedness) pursuant to and subject to the conditions set forth in paragraph (b) of this Section. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the Securities for repurchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not prohibited by this Indenture. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

         For the purposes of this Section, the assumption of Senior Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition and securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash shall be deemed to be "cash."

          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness) pursuant to clause (a)(1) of this Section, the Company will be required to use the Excess Proceeds to purchase Securities (and such other Senior Indebtedness) tendered pursuant to an offer by the Company for the Securities and that other debt on a pro rata basis (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) (or, in the event the Securities or such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(c).

          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his or her Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes shall enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed annual report on Form 20-F under the Exchange Act (including audited consolidated financial statements) of the Company, the most recent subsequently filed report on Form 6-K under the Exchange Act of the Company containing quarterly financial information and any subsequently filed reports on such Form 6-K of the Company, other than reports on such Form 6-K describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) below.

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered

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
to and are to be accepted by the Company. The Trustee (or Paying Agent) shall, on the Purchase Date, mail or make available for delivery payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee (or Paying Agent) shall deliver the excess to the Company (or if the Company is acting as Paying Agent, the Company may release such amount from trust) promptly after the expiration of the Offer Period for application in accordance with this Section.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his or her election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate and an Opinion of Counsel stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Company will comply, to the extent applicable, with Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.08. Limitation on Transactions with Affiliates.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms that:

                           (1) are less favorable to the Company or such
                  Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

                           (2) in the event such Affiliate Transaction involves
                  an aggregate amount in excess of U.S.$1.0 million, have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and

                           (3) that, in the event such Affiliate Transaction
                  involves an amount in excess of U.S.$5.0 million, have not been determined to be fair to the Company or such Restricted Subsidiary from a financial point of view pursuant to the written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms of the type of transaction or series of related transactions.

          (b) The provisions of the foregoing paragraph (a) will not apply to:

                                    (1) any Restricted Payment permitted to be
                           paid pursuant to Section 4.05,

                                    (2) the payment of reasonable fees to
                           directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries,

                                    (3) transactions pursuant to the Secondment
                           Agreement, provided that, in the event such transactions involve an incurrence in an aggregate amount exceeding U.S.$10.0 million in any calendar year, such transactions to the extent they exceed U.S.$10.0 million must be approved by a majority of the members of the Board of Directors having no personal stake therein and must be determined to be fair to the Company and the applicable Restricted Subsidiaries from a financial point of view pursuant to a written opinion of an investment banking firm or other expert as provided in paragraph (a) above,

                                    (4) transactions pursuant to the Master
                           Technical Services Agreement, provided that, in the event such transactions involve an incurrence in an aggregate amount exceeding U.S.$3.0 million in any calendar year, such transactions to the extent they exceed U.S.$3.0 million must be approved by a majority of the members of the Board of Directors having no personal stake therein and, in the event such transactions involve an aggregate amount exceeding U.S.$5.0 million in any calendar year, such transactions to the extent they exceed U.S.$5.0 million must be determined to be fair to the Company and the applicable Restricted Subsidiaries from a financial point of view pursuant to a written opinion of an investment banking firm or other expert as provided in paragraph (a) above,

                                    (5) transactions pursuant to the terms of
                           any Strategic Subordinated Indebtedness,

                                    (6) any transaction between the Company and
                           a Restricted Subsidiary or between Restricted Subsidiaries,

                                    (7) any issuance of securities, or other
                           payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors; or any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business,

                                    (8) loans or advances to employees in the
                           ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed U.S.$3.0 million in the aggregate outstanding at any one time,

                                    (9) the issuance or sale of any Capital
                           Stock (other than Disqualified Stock) of the Company, or

                                    (10) transactions pursuant to finance
                           agreements or other banking, finance or insurance arrangements, if the terms thereof are no less favorable to the Company than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate.

         SECTION 4.09. Change of Control.

          (a) Upon a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in paragraph (b) below.

         In addition, if:

                  (x) in connection with any transaction or series of related transactions involving a Change of Control, the Company acquires or enters into any agreement to acquire any direct or indirect equity interest in any Northern Region License Holder or

                  (y) at any time after acquiring or entering into any agreement to acquire any direct or indirect equity interest in any Northern Region License Holder, or becoming or entering into any agreement to become a Northern Region License Holder or an Affiliate of a Northern Region License Holder, there shall occur a Change of Control in connection with which a "person" (as that term is defined in Section 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes the owner of more than 30% of the total voting power of the Voting Stock of the Company, and such person is or was a Northern Region Legion License Holder or an Affiliate thereof, or had entered into any agreement or understanding to become a Northern Region License Holder or an Affiliate thereof, or had entered into any agreement or understanding to cause the Company to acquire or become Affiliated with or assist or facilitate the Company in acquiring or becoming Affiliated with any Northern Region License Holder, then, if any such Change of Control referred to in (x) or (y) above occurs on or before June 1, 2003, each Holder will have the right to require BAC, jointly and severally with the Company, to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) unless (I) upon the occurrence of such Change of Control and immediately after giving pro forma effect to the transactions described in subclauses (A) and (B) of clause (3) below, no Default shall have occurred and be continuing, and (II) each of the following conditions is satisfied at the time (the "Offer Time") that the Offeror (as defined below) mails the Offer Notice (as defined below) in accordance with the terms of this Section 4.09:

          (1) neither the Company nor any of its Restricted Subsidiaries shall have become obligated to purchase or to offer to purchase any other Indebtedness by reason of the occurrence of such Change of Control; provided that, if any such obligation shall have arisen, this condition (1) shall nevertheless be deemed satisfied if prior to the Offer Time, and prior to the time any such Indebtedness is purchased or otherwise retired, such obligation shall cease to exist (it being understood that this condition (1) shall remain unsatisfied until such obligation so ceases to exist); and

          (2) (a) except solely as a result of the passage of time, the weighted average maturity of all Indebtedness of the Company's Restricted Subsidiaries shall be no shorter at the Offer Time than it was immediately prior to the time such Change of Control was consummated; (b) the weighted average maturity of all Indebtedness of the Company's Restricted Subsidiaries shall not have been shortened in contemplation of any transaction described in subclause (A) or (B) of clause (3) below; (c) since the time such Change of Control was consummated, the Company's Restricted Subsidiaries shall not have agreed to amend the terms of any such Indebtedness, or refinanced or agreed to refinance any such Indebtedness, on terms (other than price terms) that are less favorable to the Company or any of its Restricted Subsidiaries in any respect, including without limitation prepayment or call terms, or terms that would limit the ability of a Restricted Subsidiary to pay dividends or interest or to make loans or advances; and no such terms shall have been agreed to be so amended and no such Indebtedness shall have been so refinanced or agreed to be so refinanced in contemplation of any transaction described in subclause (A) or (B) of clause (3) below; and

          (3) prior to the Offer Time, each of Moody's Investors Service and Standard & Poor's Ratings Services (each, a "Relevant Rating Agency") shall have announced publicly either that (I) in light of the transactions described in subclauses (A) and (B) below it has determined to affirm or upgrade the rating accorded by it to the Company and the Company's securities or (II) it has determined that the transactions described in subclauses (A) and (B) below will not cause it to, or not be a contributing cause in its decision to, downgrade the rating accorded by it to the Company or any of its securities or change its outlook with respect to the Company or any of its securities to negative, or put the Company or any of its securities on "credit watch" with negative implications, or words with like effect. The transactions referred to in the foregoing sentence are:

                  (A) any actual or proposed Change of Control transaction or series of transactions which is contemplated in clause (x) or clause (y) of this covenant, or any transaction that would not have been entered into in the absence of such Change of Control transaction, including without limitation, the Incurrence or proposed Incurrence of any Indebtedness in connection therewith; and

                  (B) any actual or proposed transaction or series of transactions involving the acquisition by or Affiliation with the Company of any Northern Region License Holder or any transaction that would not have been entered into in the absence of such acquisition or Affiliation transaction, including, without limitation, the Incurrence or proposed Incurrence of any Indebtedness in connection therewith; and

           (4) prior to the Offer Time, there shall not have occurred (either before or after such Change of Control) any downgrading or change in outlook to negative, nor shall any notice have been given of any intended or potential downgrading or change in outlook to negative, or of any review for a possible change that does not indicate the direction of the possible change (including, without limitation, any circumstance in which the Company or its securities have been put on "credit watch" with negative implications, or words with like effect), in or with respect to the rating accorded the Company or any of its securities or in the rating outlook for the Company or any of its securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (including, without limitation, the Relevant Rating Agencies), which actual, intended or potential downgrading or change is attributed, in whole or in part, by at least one such organization as having occurred in light of any transaction described in subclause (A) or (B) of clause (3) above, and which actual, intended or potential downgrading or change shall not have been reversed or retracted at or before the Offer Time; and

          (5) after giving pro forma effect to the transactions described in subclauses (A) and (B) of clause (3) above, the Company's Leverage Ratio would be equal to or less than the Company's Leverage Ratio, without giving pro forma effect to such transactions, immediately prior to both (i) the transactions described in subclause (A) of clause (3) above and (ii) the transactions described in subclause (B) of clause (3) above.

          (b) Within 30 days following any Change of Control, the Company, shall mail a notice (the "Offer Notice") to each Holder, with a copy to the Trustee; provided that if BAC shall then be obligated to make an offer to purchase Securities jointly and severally with the Company, then BAC shall join in such Offer Notice, and shall explicitly state therein that its obligations with respect to any required offer to purchase and purchase of Securities are joint and several with those of the Company. In addition BAC shall state in any Offer Notice in which it is required to join that, upon the closing of any such purchase of Securities, it will become a Holder of the Securities. As used herein, the term "Offeror" means the Company, and, if BAC is required to join in an offer to purchase Securities, shall also include BAC.

         The Offer shall state:

                                (1) that a Change of Control has occurred and
                           that such Holder has the right to require the Offeror to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                                (2) the circumstances and relevant facts and
                           financial information regarding such Change of Control;

                                (3) the repurchase date (which shall be no
                           earlier than 30 days nor later than 60 days from the date such Offer Notice is mailed); and

                                (4) the instructions determined by the Offeror,
                           consistent with this Section, that a Holder must follow in order to have its Securities purchased.

         (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company (which shall act on behalf of BAC if the offer to purchase shall have been required to have been made by BAC and the Company jointly and severally) at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his or her election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Offeror under this Section shall be delivered to the Trustee, who shall cancel all Securities purchased by the Company and deliver to BAC all Securities purchased by BAC. Upon such cancellation or delivery by the Trustee, as applicable, the applicable Offeror shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Offeror will comply, to the extent applicable, with Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Offeror will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and, if such signer does know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default with particularity and describe what actions, if any, the Company proposes to take with respect to such Default or Event of Default. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

         SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.12 Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (other than, if necessary, shares of Capital Stock constituting directors' or other legally required qualifying shares) except:

         (1) to the Company or a Wholly Owned Subsidiary,

         (2) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary of the Company,

         (3) in respect of capital contributions to Restricted Subsidiaries which are not Wholly Owned Subsidiaries

         (4) in connection with the capitalization of any Ownership Regulated Subsidiary that results in Persons other than the Company owning a majority of the Voting Stock thereof but only to the extent that such ownership is required by applicable law or regulation,

         (5) if such sale of Capital Stock is made to a Person in exchange for a contribution by such Person to a Restricted Subsidiary of Additional Assets if, immediately after giving pro forma effect to such sale and contribution, the Company's Leverage Ratio would be equal to or better than the Leverage Ratio of the Company immediately prior to the transaction, or

         (6) if such Capital Stock or the proceeds from the sale thereof are contributed to a Joint Venture Investment that is a Permitted Investment.

Any such sale or issuance permitted by clause (2), (3), (4) or (5) above will be treated as an Asset Disposition and must comply with the terms of Section 4.07.

         SECTION 4.13. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the Issue Date or thereafter acquired, other than Permitted Liens, securing any obligation unless contemporaneously therewith (or prior thereto) effective provision is made to secure the Securities on an equal and ratable basis with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such obligation.

         SECTION 4.14. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

          (1) the Company or such Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Sections 4.03 and 4.04 and

          (2) the Company or such Restricted Subsidiary would be entitled to create a Lien on such property securing such Attributable Debt without securing the Securities, pursuant to Section 4.13 and

          (3) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.07.

         SECTION 4.15. Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

         SECTION 4.16. Additional Amounts. All payments in respect of the Securities will be made after withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by Mexico or any political subdivision thereof or taxing authority therein. The Company will pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts will be payable with respect to any payment on any Security to the extent:

          (1) that any such taxes, duties, assessments or other governmental charges would not have been imposed but for a connection between the Holder or beneficial owner of such Security and Mexico or any political subdivision thereof or taxing authority therein, other than the holding of such Security and the receipt of payments with respect to such Security;

          (2) of any such taxes, duties, assessments or other governmental charges with respect to a Security presented for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to the Holders pursuant to the terms of this Indenture, whichever occurs later, except to the extent that the Holder of such Security would have been entitled to such Additional Amounts on presenting such Security for payment on any date during such 30-day period; or

          (3) of any such estate, inheritance, gift or other similar taxes imposed with respect to such Security.

         Any reference in this Indenture or in the Securities to principal, premium or interest, or any other payment in respect of the Securities, will be deemed also to refer to any Additional Amounts which may be payable.


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
         The Company or other Person making such payment will provide the Trustee with documentation evidencing the payment of Mexican taxes in respect of which the Company or such Person has paid any Additional Amounts, which documentation shall be legally sufficient to obtain foreign tax credits for U.S. Federal income tax purposes. Copies of such documentation will be made available to the Holders upon request therefor.

                                    ARTICLE 5

                       SUCCESSOR COMPANY; SUCCESSOR TO BAC

         SECTION 5.01. When Company May Merge or Transfer Assets. The Company will not consolidate with or merge with or into any Person, or in one transaction or a series of transactions, sell, convey, transfer, lease or dispose of all or substantially all its assets, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company, under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional U.S.$1.00 of Indebtedness under paragraph (a) of Section 4.03;

          (4) in the case of a conveyance, transfer, lease or disposition of all or substantially all of the Company's assets, such assets shall have been transferred as an entirety or virtually as an entirety to one Person; and

          (5) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. In addition, the Company shall deliver to the Trustee:

                           (A) an Opinion of Counsel to the effect that Holders of the Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred and

                           (B) an Opinion of Counsel in Mexico to the effect that Holders of the Securities will not recognize income, gain or loss for Mexican tax purposes as a result of such transaction and will be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

         The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture, but the predecessor company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Securities.

         Notwithstanding the foregoing clauses (2) and (3), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

         SECTION 5.02. When BAC May Merge or Transfer Assets. Until such time as BAC has no further obligations under Section 4.09, BAC will not consolidate with or merge with or into any Person, or in one transaction or a series of transactions, sell, convey, transfer, lease or dispose of all or substantially all its assets, unless:

          (1) the resulting, surviving or transferee Person (the "BAC SUCCESSOR" which term, if the transfer is to more than one Person, shall refer to the transferee who receives the greatest portion of BAC's assets) (if not BAC) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of BAC, under the Securities and this Indenture; and

          (2) BAC will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         The BAC Successor will succeed to, and be substituted for, and may exercise every right and power of, BAC under this Indenture, but the predecessor company in the case of a lease of all or substantially all its assets will not be released from its obligations under this Indenture.



                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

         SECTION 6.01. Events of Default.  An "Event of Default" occurs if:

         (1) a default occurs in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

         (2) a default occurs in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

         (3) the Company fails to comply with Section 5.01;

         (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14, 4.15 or 4.16 (other than a failure to purchase Securities when required under Section 4.07 or 4.09) and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section;

         (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section;

         (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders of such Indebtedness because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5.0 million or its foreign currency equivalent at any time;

         (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;


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
                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian or sindico of it or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency, bankruptcy or suspension of payments;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (9) the rendering of any judgment or decree for the payment of money in excess of U.S.$10.0 million or its foreign currency equivalent against the Company or any Significant Subsidiary if

                           (A) an enforcement proceeding is commenced with respect to such judgment or decree or

                           (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or the execution thereof stayed within 10 days after receipt of the notice specified in the penultimate paragraph of this Section; or

         (10) the Lien created by the Security Agreement shall at any time fail to constitute a valid and perfected Lien on all of the collateral purported to be subject

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
thereto, securing the obligations purported to be secured thereby, with the priority required by the Security Agreement, or the Company shall so assert in writing.

         (11) BAC fails to purchase Securities when required under Section 4.09 and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section; or BAC fails to comply with any other requirement of Section 4.09 or of the last sentence of this Section 6.01 and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section; or BAC fails to comply with Section 5.02; or, until such time as BAC has no further obligations under Section 4.09, BAC pursuant to or within the meaning of any Bankruptcy Law commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian for it or all or substantially all of its assets, or makes a general assignment for the benefit of its creditors.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law of Mexico or the United States now or hereafter in effect, including the Ley de Quiebras y Suspension de Pagos. The term "Custodian" means any receiver, trustee, assignee, liquidator, sindico, custodian or similar official under any Bankruptcy Law.

         A default under clause (4), (5) or (9) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clause (4), (5) or (9) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (6) or (7) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (8), (9) or (10), its status and what action the Company is taking or proposes to take with respect thereto. BAC shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default with respect to BAC under clause (11), its status and what action BAC is taking or proposes to take with respect thereto.


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
         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and a Trust Officer of the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to a Trust Officer of the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon such Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to a Trust Officer of the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section

7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to a Trust Officer of the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to a Trust Officer of the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in
Section 7.07.


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
         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary of the Company, their respective creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property from the Company pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         THIRD: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, instruments, reports, notices, directions, consents or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine any such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

                  (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee.  Subject to Section 7.01:

         (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The Trustee shall give notice to the Company of the appointment of any agent, and such appointment shall be subject to the reasonable approval of the Company.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. If the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice, to examine the books, records and premises of the Company during normal business hours, personally or by agent or attorney (the reasonable costs for which will be borne solely by the Company) and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to each agent, custodian and other Person employed to act hereunder.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be charged with knowledge of any Event of Default described in Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(8), 6.01(9) or 6.01(10),
unless a Trust Officer shall have actual knowledge of such Event of Default.

         SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2000, and in any event prior to July 14 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b) and TIA Section 313(c).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee, Paying Agent, Registrar and co-registrar from time to time compensation as agreed in writing for their services rendered hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the documented compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and other professionals. Any costs and expenses associated with the Exchange Securities shall be paid by the Company. The Company shall indemnify the Trustee, or any predecessor Trustee, Paying Agent, Registrar and co-registrar, and each of their officers, directors and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part in connection with the acceptance and administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent, Registrar and co-registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim (whether asserted by any Holder or any other Person) and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company may not unreasonably withhold its consent for any settlement. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct or negligence.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent, Registrar or co-registrar incurs expenses after the occurrence of a Default specified in Section 6.01(7) or 6.01(8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing at least one Business Day in advance. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor

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
Trustee with the prior written consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of the Company.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting,

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
surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         SECTION 7.12. Appointment of Co-Trustee. (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Security Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

           (b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the State) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

         (c) Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument with fifteen (15) days after request therefor, the Trustees shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

         (d) Every separate trustee and co-trustee shall to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (1) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

                  (2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

         (f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, right,

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
remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due shall be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14, 4.15, 4.16 and 5.01(3) and
the operation of Sections 6.01(3) (with respect to Section 5.01(3) only), 6.01(4), 6.01(5) (with respect to Subsidiaries of the Company), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company), 6.01(8) (with respect to Subsidiaries of the Company), 6.01(9) and 6.01(10) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default and BAC shall be automatically released from its obligations under this Indenture. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5) (with respect to Subsidiaries of the

Company), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company), 6.01(8) (with respect to Subsidiaries of the Company), 6.01(9) and 6.01(10) or because of the failure of the Company to comply with Section 5.01(3).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding paragraphs (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05,
8.06 and 4.16 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

         (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(7) or 6.01(8) with respect to the Company occurs which is continuing at the end of the period;

         (4) the deposit does not constitute a default under any other agreement binding on the Company;

         (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee (A) an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred and (B) an Opinion of Counsel in Mexico to the effect that Holders of the Securities shall not recognize income, gain or loss for Mexican tax purposes as a result of such deposit and defeasance and shall be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

         (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee (A) an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred and (B) an Opinion of Counsel in Mexico to the effect that Holders of the Securities shall not recognize income, gain or loss for Mexican tax purposes as a result of such deposit and defeasance and shall be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

         (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 8.

         SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

         SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and,


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
thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any tax, fee or other charge which by law is for the account of the Securityholders.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



                                    ARTICLE 9

                                   AMENDMENTS

         SECTION 9.01. Without Consent of Holders. The Company, BAC and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

         (1) to cure any ambiguity, omission, defect or inconsistency;

         (2) to comply with Article 5;

         (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code;

         (4) to add Guarantees with respect to the Securities;

         (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

         (7) to make any change that does not adversely affect the rights of any Securityholder; or

         (8) to provide for the issuance and authorization of the Exchange Securities.

         An amendment under clause (2) of the above sentence may only be made provided that the Company delivers to the Trustee (i) an Opinion of Counsel to the effect that Holders of the Securities shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and shall be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such assumption had not occurred and (ii) an Opinion of Counsel in Mexico to the effect that Holders of the Securities shall not recognize income, gain or loss for Mexican tax purposes as a result of such assumption by a successor corporation and shall be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. With Consent of Holders. The Company, BAC and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. The Holders of at least a majority in principal amount of the Securities may waive (without notice to any Securityholder) compliance by the Company with any provision or consent of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

         (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any Security;

         (3) reduce the principal of or extend the Stated Maturity of any Security;

         (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

         (5) make any Security payable in money other than that stated in the Security;

         (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

         (7) make any change in Section 6.04, Section 6.07 or the third sentence of this Section;

         (8) release any funds from the Security Account in a manner inconsistent with the provisions of the Security Agreement as in effect on the Issue Date or modify any provision of the Security Agreement in a manner adverse to the Holders of the Securities; or

         (9) release BAC from its obligations hereunder.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or waiver. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the consents from the Holders of the requisite percentage in principal amount of outstanding Securities are received by the Company or the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. Trustee to Sign Amendments and Waivers. The Trustee shall sign any amendment or waiver authorized pursuant to this Article 9 if the amendment or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or waiver is authorized or permitted by this Indenture and complies with the provisions hereof (including
Section 9.03).

         SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Securities or the Security Agreement unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.



                                   ARTICLE 10

                                    SECURITY

         SECTION 10.01. Security. (a) On the Issue Date, the Company shall purchase, and at all times, subject to the Security Agreement, pledge to the Trustee the Pledged Securities as security for the benefit of the Holders. The Pledged Securities must be in such amount together with the proceeds from the investment thereof, will be sufficient in the written opinion of a nationally recognized firm of independent public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the outstanding Securities. The Pledged Securities shall be pledged by the Company to the Trustee for the benefit of the Holders pursuant to the Security Agreement and shall be held by the Trustee in the Security Account pending disposition pursuant to the Security Agreement.

         (b) Each Holder, by its acceptance of a Security, consents and agrees to the terms of the Security Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Security Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the provisions of the Security Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Security Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, any and all actions reasonably required (and any action reasonably requested by the Trustee) to cause the Security Agreement to create and maintain, as security for the obligations of the Company under this Indenture and the Securities, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

         (c) The release of any Pledged Securities pursuant to the Security Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Security Agreement. To the extent applicable, the Company shall cause TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Agreement, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent appraiser or other expert selected or approved by the Company in the exercise of reasonable care.

         (d) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Security Agreement, to be complied with. The Trustee may, to the extent permitted by Section 7.02 hereof, accept statements contained in the opinions so provided as conclusive evidence of compliance with the foregoing provisions.

         (e) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Securities then outstanding shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interest of the Holders or of the Trustee).


                                   ARTICLE 11

                              INTENTIONALLY OMITTED

                                   ARTICLE 12

                              INTENTIONALLY OMITTED



                                   ARTICLE 13

                                  MISCELLANEOUS

         SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or by national overnight courier service addressed as follows:

         if to the Company:

                  Nuevo Grupo Iusacell, S.A. de C.V.
                  Prolongacion Paseo de la Reforma 1236
                  Colonia Sant Fe
                  Delegacion Cuajimalpa
                  05348, Mexico, D.F., Mexico
                  Tel. no. +525-109-4400
                  Attn:    Ruben G. Perlmutter
                           Vice President, Mergers & Acquisitions and
                           General Counsel

         if to the Bell Atlantic Corporation:

                  Bell Atlantic Corporation
                  1095 Avenue of the Americas
                  41st Floor
                  New York, New York 10036
                  Attn: Vice President - Treasurer

         with a copy to:

                  Bell Atlantic Corporation
                  1095 Avenue of the Americas
                  38th Floor
                  New York, New York 10036

                  Attn: General Attorney - Finance and Investments

         if to the Trustee:

                  The Bank of New York
                  101 Barclay Street
                  Floor 21 West
                  New York, New York 10286
                  Attention: Corporate Trust Trustee Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed by first class mail within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

         SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 13.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and complying with Section 13.05 stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, co-registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which commercial banking institutions (including, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 13.09. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 13.10. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture and the transactions contemplated hereby, the Company hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

         SECTION 13.11. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency. (a) The Company, by the execution and delivery of this Indenture, irrevocably agrees that service of process may be made upon CT Corporation Services ("CT Corporation"), with offices at 111 Eighth Avenue, New York, New York 10011 (or its successors as agent for service of process), in the County, City and State of New York, United States of America, in any suit or proceeding against the Company instituted by the Trustee, based on or arising under this Indenture and the transactions contemplated hereby in any federal or state court in the State of New York, County of New York, and each of the Company and the Trustee hereby irrevocably consents and submits to the jurisdiction of any such court and to the courts of its own corporate domicile in respect of actions brought against it as a defendant generally and unconditionally in respect of any such suit or proceeding.

         (b) Each of the Company and BAC further, by the execution and delivery of this Indenture, irrevocably designates, appoints and empowers CT Corporation as its designee, appointee and authorized agent to receive for and on its behalf service (i) of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company or BAC with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture and the transactions contemplated hereby and (ii) that may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on the part of the Company or BAC, as the case may be. Each of the Company and BAC represents to the Trustee that it has notified CT Corporation of such designation and appointment and that CT Corporation has accepted the same, and that CT Corporation has been paid its full fee for such designation, appointment and related services through the date that is seven years from the date of this Indenture. Each of the Company and BAC further agrees that, to the extent permitted by law, service of process upon CT Corporation (or its successors as agent for service of process) and written notice of said service to the Company or BAC, as the case may be, pursuant to Section 13.02 of this Indenture, shall be deemed in every respect effective service of process upon the Company or BAC in any such suit or proceeding. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, each of the Company and BAC agrees to designate a new designee, appointee and agent in The City of New York, New York on the terms and for the purposes of this Section reasonably satisfactory to the Trustee. Each of the Company and BAC further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or BAC, as the case may be, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) and by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company or BAC at its address specified in or designated pursuant to this Indenture. Each of the Company and BAC agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Trustee to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law. Each of the Company and BAC hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in federal or state court in the State of New York, County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives any right to which it may be entitled on account of place of residence or domicile.

         (c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company in respect of any sum due from the Company to the Trustee shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Trustee of any sum adjudged to be so due in the other currency, on which (and only to the extent that) the Trustee may in accordance with normal banking procedures purchase United States dollars with the other currency; if the United States dollars so purchased are less than the sum originally due to the Trustee hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee against the loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee hereunder, the Trustee agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Trustee hereunder.

         (d) The provisions of this Section shall survive any termination of this Indenture, in whole or in part.

         SECTION 13.12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 13.13. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of BAC in this Indenture shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 13.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                            NUEVO GRUPO IUSACELL, S.A. de C.V.


                                    By:     ______________________________
                                            Name: Howard F. Zuckerman
                                            Title:  Executive Vice President,
                                                    Finance


                                    By:     ______________________________
                                            Name: William S. Roberts
                                            Title:  Executive Vice President
                                                    and Chief Financial Officer



                                            BELL ATLANTIC CORPORATION


                                    By:     ______________________________
                                      Name:
                                     Title:


                                            THE BANK OF NEW YORK, as Trustee


                                    By:     ______________________________
                                      Name:
                                     Title:

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [GLOBAL SECURITIES LEGEND]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                           [Private Placement Legend]

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE ISSUER, (2) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY

--------

         (1) This paragraph should only be added if the Security is issued in global form.

BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH
(6) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING REPRESENTATIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
(3) A PURCHASER WHO MEETS THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT.

                       NUEVO GRUPO IUSACELL, S.A. de C.V.

                          14 1/4% SENIOR NOTE DUE 2006

                                                            CUSIP No.___________
                                                            $[                 ]

         NUEVO GRUPO IUSACELL, S.A. de C.V., a limited liability corporation organized under the laws of Mexico, promises to pay to CEDE & CO., or registered assigns, the amount set forth on the Schedule of Increases and Decreases in Global Security on the opposite side of this security on December 1, 2006.

         Interest Payment Dates:    June 1 and December 1.

         Record Dates:              May 15 and November 15.

         Additional provisions of this Security are set forth on the other side of this Security.


                                     NUEVO GRUPO IUSACELL, S.A. de C.V.,

                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

         With respect to its obligations in connection with this Security as set forth in Sections 4.09, 5.02 and 6.01 of the Indenture (the "BAC Commitment").

                            BELL ATLANTIC CORPORATION

                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

Dated: December 16, 1999

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK

         as Trustee, certifies that this is
         one of the Securities referred
         to in the Indenture

By
     ----------------------------------------

              Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]
                          14 1/4% SENIOR NOTE DUE 2006


1.       INTEREST; LIQUIDATED DAMAGES

         NUEVO GRUPO IUSACELL, S.A. de C.V., a limited liability stock corporation organized under the laws of Mexico (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company and Bell Atlantic Corporation, a Delaware corporation ("BAC"), will use their best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "REGISTRATION STATEMENT") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 75 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change in law or interpretation); (iii) the Registered Exchange Offer is not consummated on or prior to 180 days after the Issue Date; or (iv) the Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change interpretation) but shall thereafter cease to be effective (at any time that the Company and BAC are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company will pay liquidated damages to each Holder of Registrable Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Registrable Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective (iv) or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

         The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       METHOD OF PAYMENT

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       PAYING AGENT AND REGISTRAR

         Initially, The Bank of New York, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in either the United States or Mexico may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE

         The Company issued the Securities under an Indenture dated as of December 16, 1999 (the "INDENTURE"), between the Company, BAC and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa77bbbb) as in effect on the date of the IndeNTUre (the
"Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $350,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Capital Stock and Subordinated Obligations of the Company and its Restricted Subsidiaries, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and stock of Restricted Subsidiaries of the Company, investments by the Company and its Restricted Subsidiaries, the lines of business in which the Company and its Restricted Subsidiaries may operate, consolidations, mergers and transfers of all or substantially all of the Company's property and assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and to sell or issue the Capital Stock of Restricted Subsidiaries. The Indenture also imposes certain obligations with respect to the payment of Additional Amounts.

5.       REDEMPTION

          At any time and from time to time prior to December 1, 2002, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of securities with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount) of 114.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

         The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice by mail to the Holders of the Securities (which notice will be irrevocable), at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any rules or regulations promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, rules or regulations, which amendment, change, application or interpretation becomes effective on or after December 9, 1999, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments of interest or amounts deemed to be interest to Holders ("EXCESSIVE ADDITIONAL AMOUNTS"); provided, however, that (i) notice of such redemption shall not be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

6.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       PUT PROVISIONS

         Upon a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. Under certain circumstances, as set forth in Section 4.09 of the Indenture, upon a Change of Control, any Holder of Securities will also have the right to require BAC to repurchase all or any part of the Securities of such Holder on the same terms set forth in the preceding sentence.

8.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.       PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

10.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

12.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Agreement may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision of the Indenture, the Securities or the Security Agreement may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, BAC and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities or to add guarantees with respect to the Securities or to add additional covenants or surrender rights and powers conferred on the Company or BAC or to comply with any requirement of the Commission in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

13.      DEFAULTS AND REMEDIES

           An Event of Default is defined in the Indenture as: (1) a default in any payment of interest on any Security when due, continued for 30 days; (2) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (3) the failure by the Company to comply with its obligations under Section 5.01 of the Indenture; (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14, 4.15 or 4.16 of the
Indenture (in each case, other than a failure to purchase Securities); (5) the failure by the Company or Bell Atlantic to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture; (6) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5.0 million or its foreign currency equivalent (the "cross acceleration provision"); (7) certain events of bankruptcy, suspensions of payments, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"); (8) the rendering of any judgment or decree for the payment of money in excess of U.S.$10.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if: (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after receipt of the notice described below (the "judgment default provision"); or (9) the Lien created by the Security Agreement shall at any time fail to constitute a valid and perfected Lien on all of the collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Security Agreement, or the Company shall so assert in writing. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency, suspension of payments or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, suspension of payments or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

14.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company, BAC or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                         NUEVO GRUPO IUSACELL,
                                             S.A. DE C.V.
                                         Prolongacion Paseo de la Reforma 1236
                                         Colonia Santa Fe
                                         Delegacion Cuajimalpa
                                         05348, Mexico, D.F., Mexico
                                         Tel. no. +525-109-4400
                                         Attn:    Vice President of Investor
                                                  Relations

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


                                                        Principal amount
                     Amount of         Amount of        of this Global
                   decrease in       increase in        Security
                   principal amount  principal amount   following such      Signature of
                   of this Global    of this Global     decrease or         authorized officer
Date of Exchange   Security          Security           increase            of Trustee




                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                                 agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:                          Your Signature:
     -------------------------                -----------------------

Signature Guarantee:
                        --------------------------------------------------------
                          (Signature must be guaranteed by a participant in a
                           recognized signature guarantee medallion program)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                   CERTIFICATE TO BE DELIVERED UPON TRANSFER,
                     EXCHANGE OR REGISTRATION OF SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) _______ book-entry or _______ definitive form by the undersigned.

The undersigned (check one box below):

/ / subject to the terms of the Indenture, has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

[In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the later of (a) two years after the date of original issuance of such Securities and (b) three months after the last date the undersigned was an Affiliate of the Company, the undersigned confirms that such Securities are being:(2)

CHECK ONE BOX BELOW:

                 (1)  / / transferred to the Company; or

                 (2)  / / transferred pursuant to an effective
                          registration statement under the Securities
                          Act of 1933; or

                 (3)  / / transferred pursuant to and in  compliance with Rule
                          144A under the Securities Act of 1933, as amended, and the transferor has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit E to the Indenture); or


                 (4)  / / transferred pursuant to and in compliance with
                          Regulation S under the Securities Act of 1933, as amended, and the transferor has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture); or

                 (5)  / / transferred to an institutional  "accredited investor"
                          (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture); or

------------------
         (2) This paragraph, the last paragraph of this Certificate and the related boxes do not apply in the case of transfers of interests in the Regulation S Global Security.

                 (6)  / / transferred pursuant to an exemption  from
                          registration under Rule 144 (if applicable) of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.]



                                ------------------------------------------------
                                                    Signature


--------------------------------------------------------------------------------
Signature Guarantee:


                                                    Signature
(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)
--------------------------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company (or BAC, if applicable) pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                      / /

         If you want to elect to have only part of this Security purchased by the Company (or BAC, if applicable) pursuant to Section 4.07 or 4.09 of the Indenture, state the amount:


                                   -----------------------------------------
Date:                                 Your Signature:

                                      (Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
                                   -----------------------------------------

               (Signature must be guaranteed by a participant in a
                recognized signature guarantee medallion program)

                                                                       EXHIBIT B

                 [FORM OF FACE OF REGISTERED EXCHANGE SECURITY]

                           [GLOBAL SECURITIES LEGEND]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)


-------------------
         (1) This paragraph should only be added if the Security is issued in global form.

                       NUEVO GRUPO IUSACELL, S.A. de C.V.
                          14 1/4% SENIOR NOTE DUE 2006


                                                            CUSIP No.___________
                                                            $[                 ]

         NUEVO GRUPO IUSACELL, S.A. de C.V., a limited liability corporation organized under the laws of Mexico, promises to pay to CEDE & CO., or registered assigns, the amount set forth on the Schedule of Increases and Decreases in Global Security on the opposite side of this security on December 1, 2006.

         Interest Payment Dates:    June 1 and December 1.

         Record Dates:              May 15 and November 15.

         Additional provisions of this Security are set forth on the other side of this Security.


                                     NUEVO GRUPO IUSACELL, S.A. de C.V.,

                                     By:
                                         ---------------------------------------

                                     Name:
                                     Title:

                                     By:
                                         ---------------------------------------

                                     Name:
                                     Title:

         With respect to its obligations in connection with this Security as set forth in Sections 4.09, 5.02 and 6.01 of the Indenture (the "BAC Commitment").

                                     BELL ATLANTIC CORPORATION

                                     By:
                                         ---------------------------------------

                                     Name:
                                     Title:

Dated: December 16, 1999

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK

         as Trustee, certifies that this is
         one of the Securities referred
         to in the Indenture

By
  ----------------------------------------
           Authorized Signatory

             [FORM OF REVERSE SIDE OF REGISTERED EXCHANGE SECURITY]
                          14 1/4% SENIOR NOTE DUE 2006

1.       INTEREST; LIQUIDATED DAMAGES

         NUEVO GRUPO IUSACELL, S.A. de C.V., a limited liability stock corporation organized under the laws of Mexico (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

         The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       METHOD OF PAYMENT

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       PAYING AGENT AND REGISTRAR

         Initially, The Bank of New York, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in either the United States or Mexico may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE

         The Company issued the Securities under an Indenture dated as of December 16, 1999 (the "INDENTURE"), between the Company, Bell Atlantic Corporation, a Delaware corporation ("BAC"), and the Trustee. The terms of the

Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa77bbbb) as in effect on the date of the Indenture (the
"ACT"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $350,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Capital Stock and Subordinated Obligations of the Company and its Restricted Subsidiaries, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and stock of Restricted Subsidiaries of the Company, investments by the Company and its Restricted Subsidiaries, the lines of business in which the Company and its Restricted Subsidiaries may operate, consolidations, mergers and transfers of all or substantially all of the Company's property and assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and to sell or issue the Capital Stock of Restricted Subsidiaries. The Indenture also imposes certain obligations with respect to the payment of Additional Amounts.

5.       REDEMPTION

          At any time and from time to time prior to December 1, 2002, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of securities with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount) of 114.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

         The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice by mail to the Holders of the Securities (which notice will be irrevocable), at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any rules or regulations promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, rules or regulations, which amendment, change, application or interpretation becomes effective on or after December 9, 1999, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments of interest or amounts deemed to be interest to Holders ("EXCESSIVE ADDITIONAL AMOUNTS"); provided, however, that (i) notice of such redemption shall not be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

6.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       PUT PROVISIONS

         Upon a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. Under certain circumstances, as set forth in Section 4.09 of the Indenture, upon a Change of Control, any Holder of Securities will also have the right to require BAC to repurchase all or any part of the Securities of such Holder on the same terms set forth in the preceding sentence.

8.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.       PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

10.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

12.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Agreement may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision of the Indenture, the Securities or the Security Agreement may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, BAC and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities or to add guarantees with respect to the Securities or to add additional covenants or surrender rights and powers conferred on the Company or BAC or to comply with any requirement of the Commission in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

13.      DEFAULTS AND REMEDIES

           An Event of Default is defined in the Indenture as: (1) a default in any payment of interest on any Security when due, continued for 30 days; (2) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (3) the failure by the Company to comply with its obligations under Section 5.01 of the Indenture; (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14, 4.15 or 4.16 of the
Indenture (in each case, other than a failure to purchase Securities); (5) the failure by the Company or Bell Atlantic to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture; (6) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5.0 million or its foreign currency equivalent (the "cross acceleration provision"); (7) certain events of bankruptcy, suspensions of payments, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"); (8) the rendering of any judgment or decree for the payment of money in excess of U.S.$10.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if: (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after receipt of the notice described below (the "judgment default provision"); or (9) the Lien created by the Security Agreement shall at any time fail to constitute a valid and perfected Lien on all of the collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Security Agreement, or the Company shall so assert in writing. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency, suspension of payments or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, suspension of payments or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

14.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company, BAC or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                        NUEVO GRUPO IUSACELL,
                                            S.A. DE C.V.
                                        Prolongacion Paseo de la Reforma 1236
                                        Colonia Santa Fe
                                        Delegacion Cuajimalpa
                                        05348, Mexico, D.F., Mexico
                                        Tel. no. +525-109-4400
                                        Attn:    Vice President of Investor
                                                 Relations

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


                                                        Principal amount
                     Amount of         Amount of        of this Global
                   decrease in       increase in        Security
                   principal amount  principal amount   following such      Signature of
                   of this Global    of this Global     decrease or         authorized officer
Date of Exchange   Security          Security           increase            of Trustee



                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                  (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                                agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:_________________________ Your Signature:_______________________

Signature Guarantee:
                      ----------------------------------------------------------
                          (Signature must be guaranteed by a participant in a
                            recognized signature guarantee medallion program)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                   CERTIFICATE TO BE DELIVERED UPON TRANSFER,
                     EXCHANGE OR REGISTRATION OF SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) _______ book-entry or _______ definitive form by the undersigned.

The undersigned (check one box below):

/ / subject to the terms of the Indenture, has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.


--------------------------------------------------------------------------------
                                                           Signature

Signature Guarantee:

--------------------------------------------------------------------------------
                                                           Signature
(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)
--------------------------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company (or BAC, if applicable) pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

                                      / /

         If you want to elect to have only part of this Security purchased by the Company (or BAC, if applicable) pursuant to Section 4.07 or 4.09 of the Indenture, state the amount:


--------------------------------------------------------------------------------
Date:                              Your Signature:
                                   (Sign exactly as your name appears on the other side of the Security)

--------------------------------------------------------------------------------
Signature Guarantee:
                        (Signature must be guaranteed by a participant in a
                          recognized signature guarantee medallion program)

                                                                       EXHIBIT C


                   [FORM OF FACE OF PRIVATE EXCHANGE SECURITY]

                           [GLOBAL SECURITIES LEGEND]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                           [Private Placement Legend]

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE ISSUER, (2) IN THE

-----------------------
         (1) This paragraph should only be added if the Security is issued in global form.

UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (6) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE ISSUER AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING REPRESENTATIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
(3) A PURCHASER WHO MEETS THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT.

                               NUEVO GRUPO IUSACELL, S.A. de C.V.

                          14 1/4% SENIOR NOTE DUE 2006



                                                            CUSIP No.___________
                                                            $[                 ]

         NUEVO GRUPO IUSACELL, S.A. de C.V., a limited liability corporation organized under the laws of Mexico, promises to pay to CEDE & CO., or registered assigns, the amount set forth on the Schedule of Increases and Decreases in Global Security on the opposite side of this security on December 1, 2006.

         Interest Payment Dates:    June 1 and December 1.

         Record Dates:              May 15 and November 15.

         Additional provisions of this Security are set forth on the other side of this Security.


                                     -------------------------------------------
                                     NUEVO GRUPO IUSACELL, S.A. de C.V.,

                                     By:
                                         ---------------------------------------

                                     Name:
                                     Title:

                                     By:
                                         ---------------------------------------

                                     Name:
                                     Title:

         With respect to its obligations in connection with this Security as set forth in Sections 4.09, 5.02 and 6.01 of the Indenture ("BAC Commitment").

                                     BELL ATLANTIC CORPORATION

                                     By:
                                         ---------------------------------------

                                     Name:
                                     Title:

Dated: December 16, 1999

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

THE BANK OF NEW YORK

         as Trustee, certifies that this is
         one of the Securities referred
         to in the Indenture

By
   ----------------------------------------
              Authorized Signatory

               [FORM OF REVERSE SIDE OF PRIVATE EXCHANGE SECURITY]
                          14 1/4% SENIOR NOTE DUE 2006

1.       INTEREST; LIQUIDATED DAMAGES

         NUEVO GRUPO IUSACELL, S.A. de C.V., a limited liability stock corporation organized under the laws of Mexico (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company and Bell Atlantic Corporation, a Delaware corporation ("BAC"), will use their best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "REGISTRATION STATEMENT") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the applicable Registration Statement is not filed with the Commission on or prior to 75 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change in law or interpretation); (iii) the Registered Exchange Offer is not consummated on or prior to 180 days after the Issue Date; or (iv) the Shelf Registration Statement is filed and declared effective within 150 days after the Issue Date (or in the case of a Shelf Registration Statement required to be filed in response to a change in law or the applicable interpretations of the Commission or its staff, if later, within 75 days after publication of the change interpretation) but shall thereafter cease to be effective (at any time that the Company and BAC are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company will pay liquidated damages to each Holder of Registrable Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Registrable Securities held by such Holder until (i) the applicable Registration Statement is filed, (ii) the Exchange Offer Registration Statement is declared effective and the Registered Exchange Offer is consummated, (iii) the Shelf Registration Statement is declared effective (iv) or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to Holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

         The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 16, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       METHOD OF PAYMENT

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       PAYING AGENT AND REGISTRAR

         Initially, The Bank of New York, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Wholly Owned Subsidiaries incorporated in either the United States or Mexico may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE

         The Company issued the Securities under an Indenture dated as of December 16, 1999 (the "INDENTURE"), between the Company, BAC and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa77bbbb) as in effect on the date of the IndeNTUre (the
"Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $350,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on, and acquisitions or retirements of, the Capital Stock and Subordinated Obligations of the Company and its Restricted Subsidiaries, the incurrence by the Company and its Restricted Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and stock of Restricted Subsidiaries of the Company, investments by the Company and its Restricted Subsidiaries, the lines of business in which the Company and its Restricted Subsidiaries may operate, consolidations, mergers and transfers of all or substantially all of the Company's property and assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries and to sell or issue the Capital Stock of Restricted Subsidiaries. The Indenture also imposes certain obligations with respect to the payment of Additional Amounts.

5.       REDEMPTION

          At any time and from time to time prior to December 1, 2002, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of securities with the proceeds of one or more Public Equity Offerings by the Company, at a redemption price (expressed as a percentage of principal amount) of 114.25% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

         The Securities may be redeemed, at the option of the Company, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice by mail to the Holders of the Securities (which notice will be irrevocable), at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any rules or regulations promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, rules or regulations, which amendment, change, application or interpretation becomes effective on or after December 9, 1999, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Security pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments of interest or amounts deemed to be interest to Holders ("EXCESSIVE ADDITIONAL AMOUNTS"); provided, however, that (i) notice of such redemption shall not be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

6.       NOTICE OF REDEMPTION

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       PUT PROVISIONS

         Upon a Change of Control, any Holder of Securities will have the right to require the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. Under certain circumstances, as set forth in Section 4.09 of the Indenture, upon a Change of Control, any Holder of Securities will also have the right to require BAC to repurchase all or any part of the Securities of such Holder on the same terms set forth in the preceding sentence.

8.       DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.       PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

10.      UNCLAIMED MONEY

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      DISCHARGE AND DEFEASANCE

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

12.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Agreement may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision of the Indenture, the Securities or the Security Agreement may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, BAC and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities or to add guarantees with respect to the Securities or to add additional covenants or surrender rights and powers conferred on the Company or BAC or to comply with any requirement of the Commission in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

13.      DEFAULTS AND REMEDIES

           An Event of Default is defined in the Indenture as: (1) a default in any payment of interest on any Security when due, continued for 30 days; (2) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (3) the failure by the Company to comply with its obligations under Section 5.01 of the Indenture; (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12, 4.13, 4.14, 4.15 or 4.16 of the
Indenture (in each case, other than a failure to purchase Securities); (5) the failure by the Company or Bell Atlantic to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture; (6) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5.0 million or its foreign currency equivalent (the "cross acceleration provision"); (7) certain events of bankruptcy, suspensions of payments, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"); (8) the rendering of any judgment or decree for the payment of money in excess of U.S.$10.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if: (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after receipt of the notice described below (the "judgment default provision"); or (9) the Lien created by the Security Agreement shall at any time fail to constitute a valid and perfected Lien on all of the collateral purported to be subject thereto, securing the obligations purported to be secured thereby, with the priority required by the Security Agreement, or the Company shall so assert in writing. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency, suspension of payments or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, suspension of payments or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

14.      TRUSTEE DEALINGS WITH THE COMPANY

         Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company, BAC or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.      AUTHENTICATION

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      CUSIP NUMBERS

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                           NUEVO GRUPO IUSACELL,
                                               S.A. DE C.V.
                                           Prolongacion Paseo de la Reforma 1236
                                           Colonia Santa Fe
                                           Delegacion Cuajimalpa
                                           05348, Mexico, D.F., Mexico
                                           Tel. no. +525-109-4400
                                           Attn:    Vice President of Investor
                                                    Relations

                       SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[      ]. The
following increases or decreases in this Global Security have been made:


Date of Exchange     Amount of         Amount of        Principal amount    Signature of
                   decrease in       increase in        of this Global      authorized officer
                   principal amount  principal amount   Security            of Trustee
                   of this Global    of this Global     following such
                   Security          Security           decrease or
                                                        increase




                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

              (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                                 agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:                          Your Signature:
     -------------------------                -----------------------

Signature Guarantee:
                     -----------------------------------------------------------
                         (Signature must be guaranteed by a participant in a
                           recognized signature guarantee medallion program)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                   CERTIFICATE TO BE DELIVERED UPON TRANSFER,
                     EXCHANGE OR REGISTRATION OF SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) _______ book-entry or _______ definitive form by the undersigned.

The undersigned (check one box below):

/ / subject to the terms of the Indenture, has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

/ / has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

[In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the later of (a) two years after the date of original issuance of such Securities and (b) three months after the last date the undersigned was an Affiliate of the Company, the undersigned confirms that such Securities are being:(2)

CHECK ONE BOX BELOW:

                           (1)  / / transferred to the Company; or

                           (2)  / / transferred pursuant to an effective
                                    registration statement under the Securities
                                    Act of 1933; or

                           (3)  / / transferred pursuant to and in compliance
                                    with Rule 144A under the Securities Act of 1933, as amended, and the transferor has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit E to the Indenture); or

--------
         (2) This paragraph, the last paragraph of this Certificate and the related boxes do not apply in the case of transfers of interests in the Regulation S Global Security.

                           (4)  / / transferred pursuant to and in compliance
                                    with Regulation S under the Securities Act of 1933, as amended, and the transferor has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture); or

                           (5)  / / transferred to an institutional "accredited
                                    investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit F to the Indenture); or

                           (6)  / / transferred pursuant to an exemption from
                                    registration under Rule 144 (if applicable) of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.]



--------------------------------------------------------------------------------
                                                         Signature

Signature Guarantee:

--------------------------------------------------------------------------------
                                                         Signature
(Signature must be guaranteed
by a participant in a signature
guarantee medallion program)
--------------------------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company (or BAC, if applicable) pursuant to Section 4.07 or 4.09 of the Indenture, check the box:

         If you want to elect to have only part of this Security purchased by the Company (or BAC, if applicable) pursuant to Section 4.07 or 4.09 of the Indenture, state the amount:


--------------------------------------------------------------------------------
Date:                              Your Signature:
                                   (Sign exactly as your name appears on the other side of the Security)

--------------------------------------------------------------------------------
Signature Guarantee:
                        (Signature must be guaranteed by a participant in a
                          recognized signature guarantee medallion program)

                                                                       EXHIBIT D


                   FORM OF TRANSFEREE LETTER OF REPRESENTATION

Nuevo Grupo Iusacell, S.A. de C.V.
c/o The Bank of New York, as Trustee

Ladies and Gentlemen:

         In connection with the proposed transfer of $________ aggregate principal amount of 14 1/4% Senior Notes due 2006 (the "NOTES") of Nuevo Grupo Iusacell, S.A. de C.V., a limited liability stock corporation organized under the laws of Mexico (the "COMPANY"), we confirm that:

         1. We understand that the Notes have not been registered under the Securities Act of 1933 (the "SECURITIES ACT"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we decide to resell, pledge or otherwise transfer such Notes within two years after the date of the original issuance of the Notes or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Notes may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("RULE 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iii) outside the United States in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes), (iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTOR") (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Notes) which has certified to the Company and the Trustee that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restriction, if then applicable. We further understand that in connection with any transfer of the Notes by us that the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

         2. We are able to fend for ourselves in the transactions contemplated by the Offering Memorandum dated July 15, 1997, as amended from time to time, relating to the Notes, we have knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

         3. We understand that the minimum principal amount of Notes that may be purchased by an Institutional Accredited Investor is $100,000.

         4. We are acquiring the Notes transferred to us for investment purposes, and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an Institutional Accredited Investor.

         5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                ------------------------------------------------
                                (Name of Transferee)

                                By:
                                      ------------------------------------------


                                Date:
                                      ------------------------------------------

                                                                       EXHIBIT E


                         [FORM OF LETTER TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]


Nuevo Grupo Iusacell, S.A. de C.V.
c/o The Bank of New York, as Trustee


[Date]

         Re: Nuevo Grupo Iusacell, S.A. de C.V. (the "COMPANY") 14 1/4% Senior Notes due 2006 (the "SECURITIES")

Ladies and Gentlemen:

         In connection with our proposed sale of $_______ aggregate principal amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("RULE 144A") under the Securities Act of 1933 (the "SECURITIES ACT"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    --------------------------------------------
                                             [Name of Transferor]


                                    By:
                                        ----------------------------------------
                                                Authorized Signature

                                                                       EXHIBIT F


                         [FORM OF LETTER TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]


Nuevo Grupo Iusacell, S.A. de C.V.
c/o The Bank of New York, as Trustee

[Date]


         Re: Nuevo Grupo Iusacell, S.A. de C.V. (the "COMPANY") 14 1/4% Senior Notes due 2006 (the "SECURITIES")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("REGULATION S") under the Securities Act of 1933 (the "SECURITIES ACT"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States that would not comply with the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Transferor]


                                     By:
                                         -------------------------------------

                                          Authorized Signature


                                        2